AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 14, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                     TRANSMERIDIAN EXPLORATION INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
           Delaware                   1311                     76-0644935
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Primary Standard            (I.R.S. Employer
       of Incorporation            Industrial             Identification Number)
       or Organization)        Classification Code)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
11811 North Freeway, Suite 500,                      Bruce Falkenstein,
     Houston, Texas 77060                 Vice President and Assistant Secretary
         (281) 591-4777                        11811 North Freeway Suite 500,
                                                    Houston, Texas, 77060
                                                       (281) 591-4777
--------------------------------------------------------------------------------
 (Address, Including Zip Code,                   (Name, Address, Including
and Telephone Number, Including               Zip Code, and Telephone Number,
   Area Code of Registrant's                       Including Area Code,
       Executive Offices)                          of Agent for Service)
--------------------------------------------------------------------------------

                          Copies of Correspondence to:
                              Joseph Sierchio, Esq.
                             Sierchio & Company, LLP
                              150 East 58th Street
                            News York, New York 10155
                                 (212) 446-9500
                             -----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462 to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. |_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
Title Of Each Class Of           Number of Shares To     Proposed Maximum        Proposed Maximum        Amount of
Securities To Be Registered      Be Registered           Offering Price Per      Aggregate Offering      Registration Fee (5)
                                                         Share                   Price
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.006 par
value (1)                                  8,809,500                  $2.00            $17,619,000
------------------------------------------------------------------------------------------------------------------------------
Common Stock (2)                          12,315,000                  $2.00             24,630,000
------------------------------------------------------------------------------------------------------------------------------
Common Stock (3)                           1,500,000                  $2.00              3,000,000
------------------------------------------------------------------------------------------------------------------------------
Common Stock (4)                           1,375,500                  $2.00              2,751,000
------------------------------------------------------------------------------------------------------------------------------
Total                                     24,000,000                  $2.00             48,000,000       $12,000
------------------------------------------------------------------------------------------------------------------------------

     (1) We are offering 8,809,500 shares directly.

     (2) These shares are being registered on behalf of certain unaffiliated shareholders who purchased these shares from us in a private placement.

     (3) These shares are issuable upon conversion of our Convertible Series B Preferred Shares.

     (4) These shares are issuable upon exercise of outstanding warrants having an exercise price of $1.00 per share.

     (5) Calculated in accordance with Rule 457(c) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE


     This registration statement relates to the registration of a total of 24,000,000 shares of our common stock. Of this amount, 8,809,500 are being registered for sale directly by us. The balance of 15,190,500 are being registered for resale by certain of our shareholders. The shareholders may not sell any shares until 120 days from the effective date of the registration statement. The following sections in the selling shareholder prospectus will differ from ours:

         Cover Page of Prospectus                             Different
         Table of Contents                                    Different
         Prospectus Summary                                   Different
         Use of Proceeds                                      Different
         Arbitrary Determination of Offering Price            Deleted
         Dilution                                             Deleted
         Capitalization                                       Deleted
         Notices to Canadian Residents                        Deleted
         Material US Federal Income Tax Consideration
           for Non US Holders of our Common Stock             Deleted
         Selling Shareholders                                 New
         Plan of Distribution                                 Different

     Otherwise, the prospectus to be used by the selling shareholders will be identical to ours. To the extent different, the sections of the Selling Shareholder Prospectus have been included, immediately following our Financial Statements.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                       Subject to Completion, May 15, 2001

                     TRANSMERIDIAN EXPLORATION INCORPORATED

                        8,809,500 SHARES OF COMMON STOCK

                           --------------------------

     This is our initial public offering. We are offering to sell up to 8,809,500 shares of our common stock at a price of $2.00 per share on a best efforts no minimum basis. This means that the proceeds from the offering will not be kept in an escrow account pending completion of this offering. We will use the proceeds, as discussed in the prospectus, as we receive them. There is no maximum investment amount per investor. At this time we intend to offer the shares ourselves through our officers and directors. We have not retained any underwriters, brokers or dealers to sell the shares for us.

     We have also registered for resale, a total of 15,190,500 shares that will be offered by certain of our unaffiliated shareholders by separate prospectus commencing immediately upon termination of our offering but not later than 120 days from the date of this prospectus. Although we have paid the expense of the registration of such shares, we will not receive any of the proceeds from the sale of shares by the selling shareholders with the exception of the proceeds, if any, from the exercise of warrants.

     There is no public market for our common stock nor can we give you any assurance that such a market will in fact develop following completion of our offering. Moreover, since we would not qualify for a listing on the Nasdaq Stock Market or other national exchange following the offering, if a trading market were to develop for our common stock it would most likely be on the NASD's Over the Counter Bulletin Board market.

--------------------------------------------------------------------------------
                   Price to Public        Commissions        Proceeds to Us(1)
--------------------------------------------------------------------------------
Per Share          $2.00                        0            $2.00
--------------------------------------------------------------------------------
Total              $17,619,000                  0            $17,619,000
--------------------------------------------------------------------------------

(1) Exclusive of estimated offering expenses of $150,000.

                         --------------------

     See "Risk Factors" beginning on page for a discussion of material issues to consider before making an investment decision regarding the purchase of our common stock.

                         --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is [ ], 2001.

                                TABLE OF CONTENTS

Prospectus Summary.............................................................6
Risk Factors...................................................................8
Cautionary Note Regarding Forward-Looking Statements .........................13
Use of Proceeds...............................................................14
Arbitrary Determination of Offering Price ....................................15
Dividend Policy...............................................................16
Dilution......................................................................17
Capitalization................................................................18
Our Business and Properties...................................................19
Management Discussion of Plan of Operations...................................26
Directors, Executive Officers and Key Employees...............................29
Executive Compensation .......................................................31
Security Ownership of Certain Beneficial Owners and Management ...............33
Market for Our Stock .........................................................34
Description of Capital Stock..................................................34
Antitakeover Effects of Delaware Law and Amended/Restated Cert. of Incorp
  & Bylaws....................................................................35
Notice to Canadian Purchasers.................................................36
Material US Federal Income Tax Considerations for Non US Holders
  of our Common Stock.........................................................37
Limitation of Liability and Indemnification Matters...........................
Transfer Agent and Registrar..................................................38
Shares Eligible for Future Sale...............................................39
Plan of Distribution .........................................................39
Legal Matters.................................................................41
Experts.......................................................................41
Independent Petroleum Engineers...............................................41
Where You Can Find Additional Information.....................................41
Glossary of Oil and Natural Gas Terms.........................................42
Index to Financial Statements.................................................52
Financial Statements ......................................................F1-11
Report of Independent Petroleum Engineers.....................................53

                               PROSPECTUS SUMMARY

     This summary highlights selected material information from the prospectus, but does not contain all of the information that may be important to you. We encourage you to read the entire prospectus, including "Risk Factors" and our financial statements and the related notes, before making an investment decision regarding the purchase of our common stock.

     Unless the context otherwise requires, references to "Transmeridian", "TMEI", "we", "us", and "our", refer to Transmeridian Exploration, Inc. We have provided definitions for some oil and natural gas industry terms used in the prospectus in "Glossary of Oil and Natural Gas Terms" beginning on page 41 which you may find helpful in reading this prospectus.

Transmeridian Exploration Incorporated

     We are an independent energy company established to take advantage of management's experience and business relationships developed in the region of the former Soviet Union known as the "Confederation of Independent States (CIS)" in order to acquire and accumulate proved and potential oil and natural gas reserves on a cost advantageous basis. Our focus is centered primarily in the Caspian Sea region. We have only one project available for exploration and production of hydrocarbons at this time. The project (which is referred to in this prospectus at times as the "Kazakhstan Property" or the "South Alibek Field") is located in Western Kazakhstan. While the South Alibek Field is located near pipelines and railroads, you should note that such infrastructure does not assure that we will be able to successfully exploit our resources.

Our Corporate and Field Offices

     In addition to our corporate headquarters at 11811 North Freeway, Suite 500, Houston, Texas 77060, we have a branch office in Almaty, Kazakhstan, 67 Aitike bi Street, Office 428 and a branch office in Aktube, Kazakhstan, Gaziza Zhubanova Street, 50 "A". Our Houston telephone number at our corporate headquarters is (281) 591-4777.

Our Reserves

     As at December 31, 2000 we had estimated net proved reserves of 17,212,772 barrels of oil and 3.391 MMCF ( million cubic feet) with a net present value at 10% (before taxes) of $149,456,482 as measured on December 31, 2000. Of these reserves, 5,675,781 barrels of oil and 1,118 MMCF were classified as proved developed non- producing.

Our Growth Strategy

     Our long term strategy is to expand our existing operations through an aggressive plan of development of our Kazakhstan Property to establish a continuous stream of commercial production from this property. We then will be poised to continue the growth of our assets with the acquisition of similar properties in the region.

The Offering

o    Common stock offered by us         8,809,500  shares  at  a  price of $2.00
                                        per share The  purchase  price of  $2.00
                                        per share was arbitrarily determined by us.


o    Common stock to be outstanding     68,326,500 shares. *
     upon completion of the offering



o    Term of offering                   We will offer the shares for sale for a
                                        period 120 days from the date of the
                                        prospectus.

     * This does not include 1,500,000 shares issuable upon conversion of our Convertible Series B Preferred Shares and 1,375,500 shares issuable upon exercise of outstanding warrants.

No Trading Market for Our Common Stock

     There is no trading market for our shares and no assurance can be given that such a market will develop or, if such trading market does develop, that it will be sustained. Even if we sold the maximum number of shares, we still would not satisfy the listing criteria for a listing on the NASDAQ Stock Market, Inc. or any national exchange. We have no arrangements or understandings with respect to a possible listing of our securities on any such securities market. The absence of such a trading market may limit the marketability and liquidity of our shares.

Use of Proceeds

     Since there is no minimum amount to be raised, proceeds from our sale of shares will be available for use by us as the funds are received. Because we are offering the shares on a "best efforts, no minimum" basis, we cannot represent what percentage of the offered shares we will actually sell. We intend to apply proceeds from the offering, after payment of expenses, as set forth in the section of this prospectus entitled "Use of Proceeds."

                                  RISK FACTORS

     You should carefully consider the following risk factors before you make an investment decision regarding the purchase of our shares. We have separated the risks into two broad categories:

          o    risks relating to our business, properties and industry

          o    risks relating to the offering and ownership of our common stock

             Risks Related to Our Business, Properties and Industry

Exploring for and producing oil and natural gas are high-risk activities with many uncertainties that could harm our business, financial condition or results of operations.

     Our future existence and financial stability will depend on the success of our exploration and production activities. Our activities are subject to numerous risks beyond our control, including the risk that drilling for oil and gas will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations.

     Our cost of drilling, completing and operating wells is often uncertain before operations begin. Cost overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling and production operations, including but not limited to the following:

o    pressure or irregularities in geological formations;
o    shortages or delays in obtaining equipment and qualified personnel;
o    equipment failures or accidents;
o    adverse weather conditions, such as winter snow storms;
o labor unrest and strikes which prevent transportation of product or the importation of equipment;
o    title or licensing problems;
o    compliance with governmental requirements and permits;
o    limitations in the market for oil and natural gas;
o    difficulty in enforcing contracts;
o    capital market conditions and availability of financing;
o    technical problems; and
o    political and economic stability of the countries in which we operate

     Our oil and natural gas exploration and production activities are subject to all the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

o environmental hazard, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;
o    abnormally pressured formations;
o mechanical difficulties, stuck oilfield drilling and service tools and casing collapse;
o    fires and explosions;

o    personal injuries and death; and
o    natural disasters.

Our reserve estimates are dependent on many assumptions that may ultimately turn out to be inaccurate.

     The reserve data presented in this prospectus represents only estimates. There are numerous uncertainties inherent in estimating quantities of oil and natural gas reserves of any category and in projecting future rates of production and timing of development expenditures, which underlie the reserve estimates, including many factors beyond our control. In addition, the estimates of future net cash flows from proved reserves and their present value are based upon various assumptions about future production levels, prices and costs that may prove to be incorrect over time. Any significant variance from the assumptions could result in the actual quantity of our reserves and future net cash flows from them being materially different from the estimates. In addition estimated reserves may be subject to downward or upward revision based upon production history, results or future exploration and development, prevailing oil and gas prices, operating and development costs and other factors. Please read "Our Business and Property---Oil & Natural Gas Reserves" for a discussion of our proved oil and gas reserves.

All of our reserves and future estimated production originates from one property. Because of this concentration, any production or delivery problems or inaccuracies in reserve estimates related to this property could impact our potential revenues and cash flow.

     The South Alibek Field is the only field where we have the possibility of establishing commercial production. If mechanical problems, storms, work stoppages, or any other events occur to curtail a substantial portion of this production, our revenue and cash flow would be affected adversely. One hundred percent of our proved reserves are attributable to this property. If the actual reserves associated with this property are less than our estimated reserves, our business, financial condition or results of operations would be adversely affected.

Once production is commenced on the Kazakhstan Property, unless we replace our oil and natural gas reserves, the reserves and production will decline, which would adversely affect our cash flows and income.

     Unless we conduct successful development, exploitation or exploration activities or acquire properties containing proved reserves, proved reserves will decline as those reserves are produced. Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production and therefore, cash flow and income, are highly dependent on success in efficiently developing and exploiting current reserves and economically finding or acquiring additional recoverable reserves. We cannot assure potential investors that we will be able to develop, exploit, find or acquire additional reserves to replace current and future production.

There are specific risks related to operating oil and natural gas exploration, development, and production operations in Kazakhstan.

     Adverse economic developments in Kazakhstan may adversely affect our business. Kazakhstan has been independent from the Soviet Union for only 10 years. Future changes in the political and economic environment in Kazakhstan may adversely affect our business. As a result there is significant potential for social, political, economic and legal instability. These changes include, among other things:

o    local currency fluctuations or devaluation;
o    civil disturbances;
o    exchange controls or restrictions on availability of hard currency;
o    changes in crude oil and gas price and transportation regulations;
o changes with respect to taxes, royalty rates, import and export tariffs and withholding taxes on distribution to foreign investors; nationalization or expropriation of property; and
o    interruption or blockage of oil exports.

     Changes in Kazakhstan laws and regulations and the interpretation of those laws and regulations may also adversely affect our business. Kazakhstan's foreign investment laws, including petroleum licensing legislation, corporate law, tax law, customs law and currency and banking legislation, are still developing and uncertain. These laws are subject to changing and different interpretations, they may contain inconsistencies and contradictions; some may be discretionary in application and enforcement. As a result Kazakhstan laws could have a material adverse effect on our business and financial results of operations. Our interests in exploration and production contracts and other agreements may be susceptible to revision or cancellation, and legal redress may be uncertain, delayed or unavailable. Ensuring our on-going right to contracts will require a careful monitoring or performance of the terms of the contracts, and monitoring of the evolution under the Kazakhstan laws and contract administration practices.

     Changes in current policies of the Kazakhstan government may also adversely affect our business. Government policies may affect our ability to market oil and natural gas to export markets where hard currency earnings are available. The government has previously issued regulations limiting export of oil to assure local supplies to source price controlled fuel for the local markets. The government has announced that up to ten percent (10%) of a producer's production must be reserved for domestic refining. No regulations have been issued and there is no assurance that world oil price can be realized on such reserves destined for local markets.

Oil and gas prices historically have fluctuated over the years. A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and other financial commitments.

     The price we receive for our oil and natural gas production will heavily influence our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relative minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices received for production, and the levels of production, depend on numerous factors beyond our control. These factors include:

o    changes in global supply of and demand for oil and natural gas;
o    the actions of the Organization of Petroleum Exporting Countries, or OPEC;
o    worldwide economic conditions, which affect worldwide demand for energy;
o    the price and quantity of foreign imports;
o political conditions, including embargoes on Iran, or others affecting other oil-production countries;
o    the level of worldwide exploration and production activity;
o    weather conditions;
o    Interest rates and the cost of capital
o    technological advances affecting energy consumption;
o    domestic and foreign government regulation, legislation and policies; and
o    the price and availability of alternative fuels.

We may face competition from larger and better financed companies seeking to acquire properties in our sphere of operation.

     The oil and gas industry is highly competitive, and our business could be harmed by competition with other larger and better financed companies. Because oil and gas are fungible commodities, the principal form of competition is price competition. We will strive to maintain the lowest finding and production costs possible to maximize profits. In addition, as an independent oil and gas company, we frequently compete for reserve acquisitions, exploration leases, licenses, concessions and marketing agreements against companies with financial and other resources substantially larger than ours. Many of our competitors have established strategic long term positions and maintain strong governmental relationships in countries in which we may seek entry.

We do not currently maintain insurance against potential losses and unexpected liabilities.

     Losses and liabilities arising from uninsured and underinsured events could material and adversely affect our business, financial condition or results of operations by requiring us to use our capital for purposes other than the continued development of our properties. Although we intend to maintain insurance against many potential losses or liabilities arising from our operations in accordance with customary industry practices and in amounts that we believe to be prudent, we do not presently have such insurance coverage and even if we were to obtain such insurance coverage, there is no assurance that it will be adequate protect us against all operational risks.

Write-downs of the carrying values of oil and natural gas properties may adversely affect our earnings.

     We employ the "successful efforts" method of determining what costs are capitalized from oil and natural gas investments. Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. A write-down constitutes a non-cash charge to earnings, which reduces our equity. We may incur impairment charges in the future, which could have a material effect on its results of operations in the period taken.

       Risks Related to The Securities Markets And Ownership of Our Stock.

     Our limited operating history will make it difficult for you to judge our prospects. We have a limited operating history upon which an evaluation of our current business and our prospects can be based. For the year ended December 31, 2000, we incurred operating losses of $810,548. You should consider any purchase of our shares in light of the risks, expenses and problems frequently encountered by all companies in the early stages of development.

The value and transferability of our shares may be adversely impacted by the absence of a trading market for our shares and the penny stock rules.

     There is no trading market for our shares. There can be no assurance that our common stock will trade following completion of this offering, and an inactive or illiquid trading market may have an adverse impact on the market price. Even if such a market were to develop, the trading prices of our common stock could be subject to significant fluctuations in response to variations in results of operations and other factors. In addition, holders of our common stock may experience substantial difficulty in selling their securities as a result of the "penny stock rules," which restrict the ability of brokers to sell certain securities of companies whose assets or revenues fall below the thresholds established by those rules.

We will not pay dividends in the foreseeable future.

     We have not paid cash dividends or made any other distributions on our common stock since inception and have no current plans to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our cash for the continued expansion of our business, including exploration, development and acquisition activities.

Our long term liquidity and capital resources are uncertain.

     We have incurred losses for start-up efforts and may continue to incur losses in the future. We expect that increasing revenues resulting from current operations, combined with the fact that our start-up costs are substantially complete, will reduce our use of cash going forward. However, there can be no assurance that revenue will increase or that costs will be lower going forward. To the extent that this possibility seriously depletes our cash reserves, we may need to seek additional capital. If we do, there can be no assurance that we will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital to meet our long term requirements. If we are unable to generate the required amount of additional capital, our ability to meet our obligations and to continue our operations may be adversely affected.

Failure to make payment of the promissory note may require us to forfeit a portion of our stock in Caspi Neft TME.

     Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have settled all of the amounts due for the Share Purchase Agreement, with cash and a $1,000,000 note due December 1, 2001 secured by 25% of Caspi Neft TME stock, (the license holder). Failure to make this note payment could result in the forfeiture of ownership of 25% the stock of the License Holder by the Company. In order to fully develop the area covered by the License, we will need substantial additional funding.

Impact of failure to obtain a Production License

     We must also obtain a commercial production contract with the government of Kazakhstan. We are legally entitled to receive this commercial production contract and have an exclusive right to negotiate the terms of this contract. If no terms can be negotiated, we have the right to produce and sell oil, including export oil, under the Law of Petroleum, for the term of an existing contract to the end of 2005.

We are controlled by our officers, directors and entities affiliated with them.

     In the aggregate, ownership of our shares by management represents approximately 69% of our issued and outstanding shares of common stock as of date of filing. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions.

Our future performance is dependent on our ability to retain key personnel.

     Our performance is substantially dependent on the performance of our senior management and key technical personnel. In particular, our success depends on the continued efforts of our senior management team, especially Mr. Lorrie T. Olivier. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on our business, results of operations and financial condition. Although several senior management personnel have a substantial stock interests, we do not have employment agreements in place with all of our senior management or key employees.

     Our future success also depends on our continuing ability to retain and attract highly qualified technical and managerial personnel. We anticipate that the number of our employees will increase in the next 12 months. Wages for managerial and technical employees are increasing and are expected to continue to increase in the foreseeable future due to the competitive nature of this job market. We may experience difficulty from time to time in attracting the personnel necessary to support the growth of our business, and there can be no assurance that we will not experience similar difficulty in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of our business could have a material adverse effect upon our business, results of operations and financial condition.

As we expand operations, we may not be able to effectively manage our growth.

     Although certain members of our current management have had previous experience managing in a public company or a large operating company, there can be no assurance that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to fully exploit the market opportunity for our products and services. Any inability to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

Sale of Shares by Existing Shareholders.

     This prospectus is part of a registration statement pursuant to which we also registered 12,315,000 shares for resale by certain of our shareholders. These shareholders have agreed not to sell any of these shares until the earlier of 120 days following the effective date of the registration statement. However, thereafter these shareholders may sell any or all of their shares. Such sales may have a negative effect on the price of our stock should a market have developed after the closing of our offering.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events and are based on our management's beliefs, as well as assumptions made by and information currently available to them. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include the words "anticipate," "believe," "budget," "estimate," "expect," "intend," "objective," "plan," "probable" "possible," "potential," "project" and other words and terms of similar meaning in connection with any discussion of future operating or financial performances.

     Any or all of our forward-looking statements in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors, including the risks outlined under "Risk Factors," will be important in determining our actual future results, which may differ materially from those contemplated in any forward-looking statements. These factors include, among others, the following:

     -    oil and natural gas price volatility;
     -    uncertainties   in  the  estimates  of  proved  reserves  and  in  the
          projection of future rates of production and timing of development expenditures;
     -    our ability to find and acquire additional reserves;
     - risks associated with acquisitions, exploration, development and production;
     -    operating hazards attendant to the oil and natural gas business;
     - potential constraints on our ability to market reserves due to limited transportation space;
     - risks associated with the financing, construction and operation of the methanol plant in which we expect to acquire an interest;
     -    climatic conditions;
     -    availability and cost of labor, material, equipment and capital;
     -    ability to employ and retain key managerial and technical personnel;
     - international, national, regional or local political and economic uncertainties, including changes in energy policies, foreign exchange restrictions and currency fluctuations;
     -    adverse   regulatory  or  legal   decisions,   including  those  under
          environmental laws and regulations;
     -    the strength and financial resources of our competitors; and
     -    general economic conditions.

     When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this prospectus. Our forward-looking statements speak only as of the date made.

     Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as otherwise required by federal securities laws, we are under no duty to update any of the forward looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.

     The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar "forward looking statements" by existing public companies, does not apply to our offering.

                                 USE OF PROCEEDS

     Since there is no minimum amount to be raised, proceeds from our sale of shares will be available for use by us as the funds are received. All subscriptions that are accepted by us are, subject to any applicable laws, irrevocable. Because we are offering the shares on a "best efforts no minimum" basis, we cannot represent what percentage of the offered shares we will actually sell. We will receive none of the proceeds from the sale of the shares by the selling shareholders.

     The following table shows our intended application of the use of proceeds as a percentage of the gross proceeds received from a minimum of 10% to a maximum of 100%:

==========================================================================================================================
Intended use of proceeds                       Proceeds form the offering based on a percentage of shares sold
                                     -------------------------------------------------------------------------------------
                                         10%               25%              50%                 75%                100%
--------------------------------------------------------------------------------------------------------------------------
Proceeds                             $1,761,900        $4,404,750       $8,809,500         $13,214,250         $17,619,000
--------------------------------------------------------------------------------------------------------------------------
     Use of Proceeds
--------------------------------------------------------------------------------------------------------------------------
Drilling wells                          200,000         2,587,500        5,175,000           7,762,500          10,350,000
--------------------------------------------------------------------------------------------------------------------------
Facilities                              250,000           250,000          500,000           1,500,000           2,000,000
--------------------------------------------------------------------------------------------------------------------------
Commissions
--------------------------------------------------------------------------------------------------------------------------
Debt Retirement                       1,000,000         1,000,000        1,000,000           1,000,000           1,000,000
--------------------------------------------------------------------------------------------------------------------------
Working Capital                         311,900           567,250        2,134,500           2,951,750           4,269,000
--------------------------------------------------------------------------------------------------------------------------
Total                                $1,761,900        $4,404,750       $8,809,500         $13,214,250         $17,619,000
==========================================================================================================================

     The amounts set forth above represent our best estimate for the use of the net proceeds of this offering in light of current circumstances. However, actual expenditures could vary considerably depending upon many factors, including, without limitation, changes in economic conditions, unanticipated complications, delays and expenses, or problems relating to the development of additional products and/or market acceptance for our products and services. Any reallocation of the net proceeds of the offering will be made at the discretion of our board of directors but will be a part of our strategy to achieve growth and profitable operations through the development of our products and commencement of our marketing efforts. Our working capital requirements are a function of our future growth and expansion, neither of which can be predicted with any reasonable degree of certainty. We may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that we will be able to make these arrangements in the future should the need arise.

     Pending our use of the net proceeds of the offering, the funds will be invested temporarily in certificates of deposit, short-term government securities, or similar investments. Any income from these short-term investments will be used for working capital.

     The net proceeds from this offering, together with internally generated funds and funds on hand at the time of the offering, based on historical experience, are expected to be adequate to fund our working capital needs for at least the next 5 months if only the minimum proceeds are received, or for at least the next 12 months if the maximum proceeds are received.

                    ARBITRARY DETERMINATION OF OFFERING PRICE

     There is no active trading market for our common stock. The initial offering price of $2.00 per share has been arbitrarily determined by us, and will not necessarly bear any relationship to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

*    the lack of trading market;
*    the proceeds to be raised by the offering;
* the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present shareholders; and
*    the amount of our estimated reserves.

                                DIVIDEND POLICY

     We have not declared, and do not foresee declaring, any dividends now or into the foreseeable future. Holders of our common stock are entitled to dividends when and if, declared by our board of directors after payment of all preferred dividends in arrears. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                    DILUTION

     The difference between the public offering price per share and the pro forma net tangible book value per share of our Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock. Dilution arises mainly from the arbitrary decision by a company as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

     Net tangible book value is the net tangible assets of a company (total assets less total liabilities and intangible assets; please refer to "Financial Statements"). At December 31, we had a net tangible book value of $3,396,461 or $0.06 per share.

     After giving effect to the sale of the 8,809,500 shares being offered at an initial public offering price of $2.00 per share and after deducting estimated expenses of this offering ($150,000), our adjusted net tangible book value at December 31, 2000 after the offering would have been $21,814,061 or $0.33 per share, representing an immediate increase in net tangible book value of $0.27 per share to the existing shareholders and an immediate dilution of $1.67 or 84% per share to new investors.

     From its inception the Company has sold 39,785,000 shares of common stock to its founders at a price of $0.0006, issued 3,254,000 to consultants and service providers at average price of $0.155, sold 200,000 shares to family and friends at an average price of $0.40 and 8,560,000 shares to Credifinance Capital Corp., an affiliate for an average price of $0.10 per shares and to unaffiliated investors 3,755,000 shares at $1.00 under a Reg. 506 offering. Credifinance Capital Corp., subsequently transferred their shares in overseas transactions to unaffiliated shareholders in accordance with Rule 903 and 904 as applicable, of Reg. S.

     The following table illustrates the above information with respect to dilution to new investors on a per share basis:

=============================================================================================================
          Dilution                 10% of          25% of           50% of          75% of          100% of
                                shares sold     shares sold      shares sold     shares sold      shares sold
-------------------------------------------------------------------------------------------------------------
Initial public offering price   $       2.00    $      2.00      $      2.00     $      2.00      $      2.00
-------------------------------------------------------------------------------------------------------------
Total Proceeds                  $  1,761,900    $ 4,404,750      $ 8,809,500     $13,214,250      $17,619,000
-------------------------------------------------------------------------------------------------------------
Pro-forma net tangible book
value at December 31, 2000*     $  4,345,061    $ 4,345,061      $ 4,345,061     $ 4,345,061      $ 4,345,061
-------------------------------------------------------------------------------------------------------------
Increase in pro-forma net
tangible book value
attributed to purchasers of
shares                          $  1,761,900    $ 4,404,750      $ 8,809,500     $13,214,250      $17,619,000
-------------------------------------------------------------------------------------------------------------
Offering expenses               $   (150,000)   $  (150,000)     $  (150,000)    $  (150,000)     $  (150,000)
-------------------------------------------------------------------------------------------------------------
Adjusted pro forma net          $  5,956,961    $ 8,599,811      $13,004,561     $17,409,311      $21,814,061
tangible book value per
share after our offering        $       0.10    $      0.14      $      0.21     $      0.27      $      0.33
-------------------------------------------------------------------------------------------------------------
Dilution to purchasers of       $       1.90    $      1.86      $      1.79     $      1.73      $      1.67
shares
=============================================================================================================

* includes sale of stock after year end.

                                 CAPITALIZATION

     The following sets forth our Actual capitalization and Pro forma capitalization as of December 31, 2000, based on the additional private placement sales executed in the first quarter of 2001, and the sale of all the 8,809,500 shares at $2.00 per share. No warrants were exercised by the end of December 2000.

                              Capitalization Table
                                December 31, 2000
                                  CONSOLIDATED

                                                Actual              Prior              Current            Pro forma
                                           December 31, 2000   Private Placement       Offering        December 31, 2000
Total debt:
Unpaid amounts to a third party               $    1,385,842      (1,385,842)(2)                          $        --
Secured note                                                       1,000,000 (2)     (1,000,000) (4)      $        --
Accounts payable an accrued liabilities              231,439                           (231,439)          $        --
                                              --------------                         ----------           -----------
                      Total liabilities       $    1,617,281                         (1,231,439)          $        --

Shareholder's equity
Preferred stock                                            2                                                        2
Common stock                                          34,678           1,032 (1)          5,286 (3)            40,996
Additional paid-in capital                         4,172,329         947,568 (1)     17,613,714 (3)        22,733,611
Deficit accumulated during
 development stage                                  (810,548)                          (150,000)(5)          (960,548)
                                              --------------         -------         ----------           -----------
Total shareholders' equity                    $    3,396,461         948,600         17,469,000           $21,814,061 (6)
                                              --------------         -------         ----------           -----------

Total liabilities and shareholders' equity    $    5,013,742                                              $21,814,061
                                              ==============      ==========         ==========           ===========

     (1)  Proceeds from the sale of stock received in February and March 2001
     (2) Payment of $385,384 made on April 20, 2001 from proceeds and issuance of a secure note
     (3)  Assumes  the  issuance  of  8,809,500  shares  in  this  offering  for
          $17,619,000
     (4) Assumes the final payment of Alpha Corp, debt from proceeds from this offering
     (5)  Assumes offering expenses of $150,000.
     (6) Depending on the amount of this offering sold, the shareholders equity would be the follows:

          Assume Number of shares sold in this offering          10%        2,181,406
                                                                 25%        5,453,515
                                                                 50%       10,907,031
                                                                 75%       16,360,546
                                                                100%       21,814,061

                           OUR BUSINESS AND PROPERTIES

Overview

     We are an independent energy company established to take advantage of management's extensive experience and business relationships developed in the region of the former Soviet Union, known as the Confederation of Independent States ("CIS") and more particularly the Caspian Sea region. We will seek to develop our relationships and experience to purchase proved and potential oil and natural gas reserves available on a cost advantage basis. We are concentrating on properties that are close to existing infrastructure for exportation of oil and gas. We will also seek to acquire projects in which we will have a controlling interest.

     We are in the start-up phase of exploiting the one project we currently have available for exploration and production of hydrocarbons at this time. The project is located in Western Kazakhstan. While the South Alibek property is located near other producing and proven oil fields and near pipelines and railroads, you should note that proximity to such fields and infrastructure does not assure that we will be able to successfully exploit our resources.

     Our corporate headquarter's offices comprising 1,530 square feet of rented executive offices in Houston, at 11811 North Freeway, Suite 500, Houston, Texas 77060, at a monthly rental of $4,300 on a one-year lease. We have a branch office in Almaty, Kazakhstan, 67 Aitike bi Street, Office 428 comprising 800 square feet rented monthly for $1,200. Our branch office in Aktube, Kazakhstan, is at Gaziza Zhubanova Street, 50 "A" comprising 5,000 square feet, rented monthly at $1,500. Our Houston telephone number at our corporate headquarters is
(281) 591-4777.

     All of our properties are held through foreign operating companies. Soon after our formation in April, 2000, we acquired 100% of the shares of the foreign operating company, Transmeridian Exploration Inc. ("TME-BVI"). Prior to this transaction, in January 2000, TME-BVI had no material activities. TME-BVI is registered in the British Virgin Islands with its registered office at Nerine Chambers, 5 Columbus Centre, Pelican Drive Road Town, Tortola, British Virgin Islands.

     For our project in Kazakhstan, all exploration and production activities are conducted through the whollyowned operating subsidiaries of TME-BVI, Transmeridian Exploration Kazakhstan ("TMEK") and OJSC Caspi Neft - TME ("CNTME"). TMEK was established to handle new projects and non-joint venture projects in Kazakhstan. CNTME was established to handle all the joint venture operations related with the South Alibek Field. CNTME is our only company in Kazakhstan with activity. The Exploration License 1557 and the related Exploration Contract for the exploration work are registered in the name of the operating company CNTME.

Acquisition of License 1557.

     On May 1, 1999 we entered into a consulting agreement (which has now expired) with the Kornerstone Investment Group Ltd. ("Kornerstone") for the identification, negotiation of terms of and contract support in the acquisition of fields in the Republic of Kazakhstan. The agreement provided for Kornerstone to receive a 10% carried interest in any successful acquisition arranged by Kornerstone.

     Kornerstone identified the South Alibek Field as a potential acquisition. Our foreign operating subsidiary TME-BVI signed in November 1999 a Purchase Share Agreement ("SPA") with Alpha Corporation Ltd., ("Alpha") pursuant to which we agreed to acquire the Exploration License ("License 1557") and Exploration Contract for the South Alibek Field by the purchase of the shares of OJSC Caspi Neft.

     The SPA provided for an option period to allow for satisfaction of certain legal conditions required to transfer the License 1557 from Alpha's operating entity OJSC Caspi Neft, to an entity owned and controlled by our subsidiary, TMEBVI. The entity formed to receive the transfer of the License was CNTME. The purchase price for the stock of the License Holder was $4,000,000.

     On March 31, 2000 we executed an Option Agreement with Tracer Petroleum Corporation, (TRACER") permitting it to earn 50% of the interest acquired by TME-BVI in the License 1557. TRACER paid $614,146 for a 90-day non-exclusive option to provide $6,000,000 in financing under the terms of which TRACER agreed to assist in the work program for the License 1557.

     On April, 2000 TME-BVI the SPA was implemented with payments of $614,158 made on behalf of CNTME as instructed by Alpha and Alpha transferring and registering 100% of the shares to the corporate entity, CNTME, the new license holder.

     On June 7, 2000 the License and Exploration Contract for South Alibek was transferred to CNTME by Resolution 645 of the Republic of Kazakhstan parliament.

     At the end of the option period, TRACER converted the option payment to a 4.5% working interest in the property.

     By agreement dated March 16, 2001, with an effective date of January 1, 2001, TRACER sold all of its 4.5% working interest to us in exchange for 100,000 shares of convertible preferred shares of TMEI. Each share is preferred stock is convertible into fifteen shares of our common stock for a five-year period. In addition, TRACER received warrants for the purchase of up to one million shares of our common stock at a price of $1.00 per share for a maximum of two years. As of the date of this prospectus, none of the Series B Convertible Preferred Shares or warrants have been converted or exercised.

     The final payment terms for the SPA have been settled by the payment of $385,842 and the issuance of a $1,000,000 note due December 1, 2001, secured by 25% of the stock in CNTME, the license holder. See "Risk Factors."

Growth Strategy

     The company expects to achieve rapid growth with key acquisitions in Kazakhstan, Azerbaijan, Turkmenistan, and European Russia. Entry into these markets is facilitated by the founders' political and industry contacts developed over the years. Balance in country exposure and type of production will be necessary to secure long-term growth of the company

     Our focus is to expand our asset base with an aggressive plan of development of our property in Kazakhstan and, once a stable production and sales stream is achieved, our attention will be directed to the acquisition and development of additional properties that have:

     o low entry cost as measured on a dollar per barrel for proven and potential reserves;
     o ready access to infrastructure allowing for production within a short time period without significant capital commitments; and
     o ready access to local and export markets without the need for immediate investment in pipeline construction projects.
     o    projects where we can control operations and ownership.

     Operationally, we expect to finish the year in the South Alibek Field with proved reserves of 75 to 200 million barrels and an early start up program with daily production of about 6,000 barrels through the successful workover of well #29 and the drilling of two delineation wells. Over the next five years, daily production from the South Alibek field will be increased up to about 50,000 to 60,000 barrels as a result of expanded developmental infield drilling and the installation of treating and pipeline sales facilities.

     We plan to continue with our reserve-purchasing program that will include at least one additional field acquisition of 50 million barrels in the region, which can all be managed from one core administration and operational team, in each of the next two years.

Description of the Company's Oil and Gas Properties.

     The cornerstone of our business and growth strategy was our acquisition of interest in the South Alibek field, located in western Kazakhstan through the purchase of the License 1557.

     The South Alibek Field is located in the north-eastern portion of the Caspian Sea Region, in northwestern Kazakhstan within the prolific oil region of Aktube. It is approximately 380 kilometers (225 miles) northeast of the giant Tengiz oil field. South Alibek lies in a fairway of oil and gas fields that produce from carbonate reservoirs of Middle Carboniferous and Lower Carboniferous age. The trend follows the reef buildup on the margin of an ancient sea in this area. The field is located in the Mugodzhar region of the Aktubinsk Oblast, 240 kilometers (75 miles) south of the city of Aktube.

     The project is in very close proximity (10 miles) to two major developed oil fields, Kenkiyak and Zhanazhol Fields, and in the general vicinity of 9 additional large fields. Zhanazhol Field has estimated remaining reserves of 800 million barrels. This project is within good infrastructure, including oil, gas and product pipelines, electrical system, roads, towns and trained oilfield experts. These fields were developed during the time of the former Soviet Union and soon afterwards South Alibek is immediately adjacent to the Alibekmola Field, on it s western flank and is separated by a known major fault. The oil reservoirs are in the Middle Carboniferous (KT1) and Lower Carboniferous (KT-2) limestones at depth of 6500 feet, and are 7000 feet thick. The limestone are the main oil reservoirs for all many of the fields in the area. The net pay thickness for well #29 is estimated to be 700 feet and is extensive over the area covered by the License 1557.

     The wells drilled in South Alibek before and soon after the independence of Kazakhstan were part of the field delineation program of the soviet-modeled geological association, a party acting on behalf of the government. The Alibekmola and South Alibek Fields are delineated by 31 wells, two of which are within the area covered by License 1557 and a complete grid of modern 2D seismic. South Alibek was discovered in 1994 with the drilling and testing of well Alibekmola #29. The adjacent Alibekmola Field, including well 29 was extensively tested.

Oil and Natural Gas Reserves

     Extensive geologic and engineering information was obtained throughout this period and provides the basis of the technical evaluation and conclusions made by us and third parties.

     Reserves estimates are based on the available data on South Alibek Field, Alibekmola Field and Zhanazhol Field. Ryder Scott Company, an US independent engineering company, estimates gross proved reserves of 21 million barrels of oil for the South Alibek Field. Estimation of the probable and possible reserves are significantly larger than these proved reserves. Larger reserves are anticipated if certain reasonable assumptions based on the nearby analogous fields are proven applicable for South Alibek Field. These reserves estimates are contingent on successful confirmation of the estimates and assumptions made in arriving at those estimates, and have the types of risks associated with each category as defined by the SPE/SPEE that are normally associated with oil and gas property estimates.

     The following table presents our estimated net proved oil and natural gas reserves and the present value of our reserves at December 31, 2000, based on, and qualified by reference to, a reserve report prepared by the Ryder Scott Company LLC. The present values, discounted at 10% per annum, of estimated future net cash flows before income taxes shown in the table are not intended to represent the current market value of the estimated oil and natural gas reserves we own.

     The present value of future net cash flows before income tax as of December 31, 2000 was determined by using the stated sales price offered for field deliveries using the market crude price of "Dated Brent" as of December 31, 2000 of U.S. $24.00 per barrel less a 25% discount for quality and transportation and handling for a net price of U.S. $18.00 per barrel. We utilized an estimate of 6% for government royalty in the calculations of the calculations of present value. Royalty rates currently being applied to new production contracts in the Kazakhstan range between 6-10%. No value was assigned to gas reserves as currently there is no delivery contract for gas sales.

Per Ryder Scott (December 31, 2000)

                               Future Net Revenue

-------------------------------------------------------------------------------------------------------------------
Category                                  Oil          Gas                  Total                  Present Worth
--------                                  ---          ---                  -----                  -------------
Proved:                                                             (Undiscounted Future         (Discounted Future
                                          bbls        Mmcf              Net Revenue)              Net Revenue (10%)
                                          ----        ----
-------------------------------------------------------------------------------------------------------------------
        Developed Non Producing         5,675,781     1,118             $ 89,052,064                $ 38,233,968
-------------------------------------------------------------------------------------------------------------------
                    Undeveloped        11,536,991     2,273             $184,169,051                $111,222,514
-------------------------------------------------------------------------------------------------------------------
                   Total Proved        17,212,772     3,391             $273,221,115                $149,456,482
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Summary of Productive Area:
-------------------------------------------------------------------------------------------------------------------
South Alibek Field (License 1557):
-------------------------------------------------------------------------------------------------------------------
                                            Gross
                                            -----
-------------------------------------------------------------------------------------------------------------------
                     Total Area     3,385.3 acres
-------------------------------------------------------------------------------------------------------------------
                         Proved       240.0 acres     1 well plus 2 offsets at 80 acre spacing
-------------------------------------------------------------------------------------------------------------------
                      Remaining     3,145.3 acres     (1)
-------------------------------------------------------------------------------------------------------------------
                       Interest             85.5%     (2)
-------------------------------------------------------------------------------------------------------------------
                          Wells                 1     (3)
-------------------------------------------------------------------------------------------------------------------

(1) We are in its second year of a 6-year exploration period of the License for this property and there are no prior year properties. Commercial production from the field has not commenced as of this filing.

(2) Subsequent to year-end we acquired the 4.5% interest previously owned by TRACER

(3) Well #29 is now on test production since February 26, 2001.

Field Operating Program

     An "Early Start-up Program" (ESP) has been established to evaluate reservoir and productive characteristics that will be critical in the determining the final design of the field development program. Work began in February 2001 with an extended flow test of the existing well No.29. This work will be followed with the drilling of two new wells with dual zone completions during 2001. Sufficient surface facilities have been installed and test production is trucked to a local rail terminal and sold to export or local markets depending on market conditions at the time.

Marketing of Test Production

     CNTME is negotiating a flexible delivery and crude oil marketing and sales agreement with several crude marketing companies operating in the region in order to have the flexibility of changing buyers from time to time, to take advantage of improved marketing conditions that may be available through other firms. The agreement provides for production to be trucked to the railroad terminal Shubarkuduk on FOB terms and then railed to Finland or the Black Sea ports for export. This arrangement is considered as a temporary measure until we can establish our own export facilities or pipeline connections to export routes. The agreement provides for estimated deliveries of up to 14,000 barrels per month until May 2001, and up to 107,000 barrels per month for the period June-December 2001. Each month the parties must agree on the transportation volumes, quality, transportation, and handling differential charged by the marketer. All differentials are discounted from a Dated Brent price as quoted by "Platt's Crude Oil Marketwire". The sales price however will be adjusted in accordance with market conditions at the time of transshipment by rail car from the Shubarkuduk railway terminal facilities. Delivery terms and conditions are fixed each month along with the nomination of the monthly lifting volume. All deliveries are guaranteed by an irrevocable Bank Guarantee with payment confirmed 30 days from shipment from the Shubarkuduk terminal. If for any month where there is no agreement on conditions for delivery, there is no obligation to deliver crude to the marketer. Alternative terminals are present in the area, including Emba 5 near Emba city 35 miles from South Alibek, which could be operational by July, 2001.

     Full commercial development and production of the field can only begin with the completion of negotiations with the government for a commercial production contract. The present Exploration Contract provides us with a preferential right to receive a commercial production contract but not a sole exclusive right. In March of this year, the government agency which administers the execution and the issuance of all petroleum related contracts requested that Exploration License holders convert their Exploration Contracts to "Exploration and Production Contracts".

     Discussions with the government investment agency on a working draft of a Exploration and Production Contract have been initiated. This document is expected to receive prompt approval since the document has been drafted in accordance with the government's general terms and conditions and existing tax legislation for such contracts. We should receive the government's response by the end of May 2001.

     The significance of this new contract is that we will now have definitive terms describing the commercial and tax conditions for producing any fields discovered within the License area. The contract is structured as on a "Tax / Royalty" model. The contract term provides for a 25 year exploitation period. Under this model we will pay 100% of all development costs and receive 100% of all sales proceeds. We will pay all income taxes at a 30% rate and be subject to in sliding scale excess profits tax of up to a maximum additional 30% of the excess as well as royalty payments on sales which may be as high as 10%.

     The contract area can be extended if a geological extension of the field on available lands can be demonstrated. We have assembled a technical team of specialists to study and report on the feasibility of a geological extension of the existing field. The work program for this contract year should provide sufficient data to determine any possible extension of the field as well as our commitment to a development program for the Contract Area. An extension of the contract area could potentially provide additional proved reserves to us in the future.

     The investment program for the next three years, will include the drilling of 10 wells at a cost of $10,330,000 and the construction of a sales trunk-line to the railroad terminal at a cost of $18,000,000. This initial program is expected to generate cash flow by the end of the period of $36,000,000 under existing crude pricing and transportation tariff levels yielding a net revenue of $11 per barrel to the lease.

     We currently estimate that 23 dual completed wells will be required to fully develop the current 13.7 square kilometer contract area. We currently have a ninety percent (90.0%) equity interest in the property with minority interest holders holding a ten percent (10%) carried interest. Therefore, we are responsible for 100% of development costs. We pay the 10% interest holder's portion of expenses until the project reaches a positive cash flow basis. Then we are reimbursed from production for the payments made on behalf of the 10% interest holder.

Oil and Gas Producing Activities:

     Total costs incurred in oil and gas exploration activities, all incurred within Kazakhstan, were as follows (in thousands except per barrel information):

                                                           For the year ended
                                                            December 31, 2000
                                                           ------------------

     Property acquisition costs
              Unproved                                      $              --
              Proved                                                    3,945
     Exploration costs                                                     --
     Development costs                                                    500
     Depreciation, depletion and amortization per
       equivalent barrel of production                                     --

The aggregate capital costs relative to oil and gas producing activities are as follows (in thousands):

     Unproved oil and gas properties                        $              --
     Proved oil and gas properties                                      4,445
                                                            -----------------
                                                            $           4,445
     Accumulated depreciation, depletion and amortization                  --
                                                            -----------------
              Net capitalized cost                          $           4,445
                                                            =================

Standardized Measure of Discounted Future Net Cash Flows from Oil and Gas Operations and Changes Therein

     The standardized measure of discounted future net cash flows was determined based on the economic conditions in effect at the end of the period presented, except in those instances where fixed and determinable gas price escalations are included in contracts. The disclosures below do not purport to present the fair market value of our oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and risk inherent in reserve estimates.

     The reserve estimates provided at December 31, 2000 are based on oil prices of approximately $18.00 a barrel. No value was assigned to gas reserves, as currently there is no delivery contact for gas sales.

                                                                  Year ended
                                                              December 31, 2000
                                                              -----------------
                                                                 (in thousands)

     Future net revenues                                      $         309,830
     Future costs
          Lease operating expenses                                      (26,202)
          Development costs                                             (10,407)
                                                              -----------------
     Future net cash flows before income taxes                          273,221
     Discount at 10% per annum                                         (123,765)
     Discounted future net cash flows before income taxes               149,456
     Future income taxes, net of discount at 10% per annum              (44,107)
                                                              -----------------
     Standardized measure of discounted future net cash flows $         105,349
                                                              =================

     The following are the principal sources of changes in the standardized measure of discounted future net cash flows:

                                                   Year ended
                                               December 31, 2000
                                               -----------------
                                                 (in thousands)

               Beginning of year               $              --

               Purchase of reserves in place             105,349
                                               -----------------

               End of year                     $         105,349
                                               =================

                MANAGEMENT'S DISCUSSION OF OUR PLAN OF OPERATION

     The following discussion of our plan of operation should be read in conjunction with the consolidated financial statements and the attached notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

                           Plan of Operation for 2001

     Our focus in 2001 will be to:

                    o    Complete payment of $1,000,000 promissory note
                    o    Commence initial 10 well drilling activities
                    o Establish crude terminal and handling facilities for crude sales.

Obligations under SPA

     On April 20, 2001 the Company made a payment of $385,842 and issued a promissory note for $1,000,000 due December 1, 2001, secured by 25% of Caspi Neft TME stock,( the holder of License 1557) to settle the outstanding debts under the SPA. We expect to use a portion of the proceeds of this offering to satisfy the note. If we do not sell a sufficient number of shares (approximately 10-15% of the total offering) to satisfy this debt, we may need to raise funds through alternative sources, the availability of which cannot be assured. See "Risk Factors."

Commencement of Operations and Initial Drilling Activities

     We acquired License 1557 for the exploration rights to the South Alibek Field in June 2000.

     A joint venture was formed by us with one party which assisted in the acquisition of the property. Kornerstone Investment Group Ltd, received a 10% carried working interest for consulting assistance in the acquisition and due diligence efforts.

     An administrative office Almaty Kazakhstan was staffed in June 2000 and the physical possession of the field was transferred to the company in July 2000 by the Kazakhstan authorities. All Kazakhstan operations and administration are coordinated through this representation office in the country's commercial center. The Almaty office handles all federal government liaisons and contacts as wells as serving as the our head office in the Country. A branch operating office was established in the town of Aktube, which is the nearest industrial area to the field. This office is to maintain a liaison with the local governmental regulatory agencies and the respective state governor's office, as well as handling all importations.

     Permits and operational plans were filed with the authorities to begin production testing of Well No. 29 in January 2001. The various permits and authorizations required were granted in February 2001. The testing program initiated in February of this year will provide well production data and reservoir pressure analysis essential to the design of permanent production facilities. This production also facilitates the estimation of reserves required prior to application to the Republic of Kazakhstan for the Commercial License and Production Contract.

     Test production from well #29 is 180 barrels per day with total production in excess of 5,000 barrels as of April 30, 2001. A program to repair well damage and to open additional intervals for production evaluation was approved in March, 2001 and is to be completed in May, 2001. It is anticipated to result in test production rates of 600 to 1,000 BOPD.

     This testing program has been authorized for 18 months which will allow us to flow and recover production from Well No. 29 during this period. The production is currently being trucked and stored at the Shubarkuduk rail terminal about 100 miles from the field until an alternative lower cost terminal can be made operational which we expect will be in July 2001. The production from Well No. 29 and the new wells planned for this year is expected to be sold on the export market at world oil prices less deductions for quality, transportation and handling costs. Currently the field produces crude with a high gravity of 35(Degree) API and with a low sulfur content of about 0.8%.

     If this rate is realized we should generate between $218,000 to $365,000 per month in net operating cash flow based on a price for Dated Brent oil of about $24.42 per bbl. Our in-country and corporate operating costs during this test period of approximately $140,000 per month should be covered by the funds generated. Operating costs are expected to increase with the success of the drilling program due to additional manpower and trucking costs which will be necessary to implement this program. Surplus funds from cash flow will be dedicated to the drilling of new wells.

     Most sales from our area of operation are based on the European marker crude "Brent North Sea". Currently the total deductions from a marker crude such as "Brent North Sea" is about $12.30 per barrel while we are trucking and only producing from one well. Trucking costs will be eliminated with the installation of a field trunk line to the rail terminal located about 35 miles from our field.

     We intend to drill two delineation wells, in succession, beginning in the second quarter of 2001. Test production from each of these wells are estimated at about 3,000 barrels of oil per day from each well. By the end of year, we expect to reach test production capacity of about 4,000 to 6,000 barrels per day. This larger monthly volume should enhance our marketing position such that placement of sales should reduce the handling discounts we are currently being charged. With the proper facilities in place this production could result in monthly operating income of $1.9 - to $2.3 million per month by the end of the fourth quarter 2001 if North Sea Brent prices remain at the $24 level as to which there is no assurance. The price for the "Brent North Sea" was $24.42 for April 3, 2001. Using this marker base crude, trucking sales from the lease would result in operating revenues of $12.12 per barrel. With the elimination of trucking with the installation of a sales trunk-line and higher values due to larger volume transactions, we expect the netback of operating revenues per barrel to increase to $15.92 - $17.92 per barrel. See "Risk Factors."

     The drilling of these first two wells is also anticipated to prove up additional significant reserves, currently categorized as probable and possible, as estimated by independent third party experts, These additional proved reserves are contingent on the possible success of these and other wells and using many normal assumptions based on the currently available information but which cannot be known with any assurance and contained within directly and indirectly many of the normal risks associated with oil and gas exploration and field development.

     Production facilities for this level of production have been designed and the necessary equipment has been identified for immediate purchase pending available funds. All tankage and piping and construction should be provided by local construction firms which specialize in installing petroleum processing facilities. Temporary facilities for production of 1,500 barrels of oil per day have been acquired locally and their installation has met all local environmental and industry standards as set out by the governmental regulations.

     We estimate that approximately $2 million will be required for the installation of permanent production facilities to process production of 10,000 BOPD. We expect to fund about $2.0 million for the initial phase of 10,000 BOPD development program with the proceeds of this offering and from the proceeds of the increased production. We estimate that each well should cost about $3.4 million dollars and will be placed on production upon completion of drilling.

     We expect to utilize the equity funding from this offering to finance the start-up of the initial 10 well drilling program. Internally generated funds should provide the additional $14 million dollars to complete the 10 well program and to construct a crude oil sales trunk-line to connect the field to a railroad distribution center located about 35 miles from the field. If we do not raise the full planned amount from this offering of about $16 million dollars we will have to prorate the funds that are raised to maximize the number of wells drilled and curtail the expenditures for the development of the field until enough internal funds are generated from the sale of production or additional funding can be realized.

     The gas produced in association with the oil production will be separated, treated and utilized in providing fuel for operations with the balance re-injected until sales to local markets can be arranged. The oil production will either be pumped by way of the sales trunk line to the railroad sales terminal for export through Russia to European markets or to local refineries.

     We located most of the major treating vessels required for our operation in Canada. This equipment is ideal since it is already designed for artic conditions and sour gas service. By purchasing existing equipment to start up production we are not only saving on construction and engineering costs, but on installation time since the equipment is ready for shipment and can be installed once the surface area is prepared in the field. Storage tankage, handling and gathering facilities will be provided and installed through qualified local contractors from Kazakhstan with western supervision. The initial facilities for the first year of operation are estimated at $0.6 million. An additional estimated $1.1 million may be spent on primary production and delivery facilities in the second phase which would support the handling of at least 20,000 BOPD in the following two years. To date, we have leased temporary production facilities which are currently being replaced with permanent facilities.

     We have a start-up staff of about 16 professionals between the Houston and Kazakhstan field offices. During the drilling and construction phase, we expect to increase the number of employees in about 4 years to approximately 100 employees in Kazakhstan and 15 in the Houston office.

     We have not entered into any financing agreements with any third party regarding the financing we will require to implement our plan of operation for 2001. No assurance can be given as to the availability of such financing as if and required. Failure to obtain the financing or to obtain it on a timely basis will have a substantial adverse affect on our operations and our ability to complete our plan of operation in whole or in part.

                 DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     Our directors, executive officers and other key employees, and their ages, as of May 14, 2001 are as follows:

Name                   Age      Position
--------------------------------------------------------------------------------
Lorrie T. Olivier(1)    49      President & CEO, Secretary, Treasurer, Director
Bruce A. Falkenstein    42      Vice President Exploration and Geology,
                                Assistant Secretary
Richard V. Cole         50      Vice President Engineering
Jim W. Tucker           59      Vice President Finance, Controller
Peter L. Holstein(1)    58      COB, Executive Director  Business Development
Philip McCauley(1)      38      Director
Georges Benarroch (2)   53      Director
Angus Simpson (2)       36      Director
Roger Brittain (2)      63      Director, Chairman of the Audit Committee

(1) These Directors were elected and have served since the formation of the Company.

(2)  These directors were elected by the sitting Board on October 23, 2000.

     All directors hold office until the next annual meeting of stockholder and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors.

     The following represents a summary of the business history of each of the named individuals for the last five years:

Lorrie T. Olivier

Mr. Olivier is our President, Chief Executive Officer and director. From 1991 to March 2000, Mr. Olivier was employed by American International Petroleum Corporation.

Bruce A. Falkenstein

Mr. Falkenstein is our Assistant Secretary, Vice President of Exploration and Geology. Mr. Falkenstein was employed by Amoco from 1979 to 1999.

Richard V. Cole

Mr. Cole is our Vice President of Engineering. For the past five years he has consulted on an independent basis with major oil companies and independents through his service company COPETCO Inc.

Jim W. Tucker

Mr. Tucker is our Vice President of Finance. After serving ten years with Texaco, ten years with Texas Oil and Gas Corp. he had served for the past five years as the VP of Finance of Crossroads Environmental Corp.

Peter L.  Holstein

Mr. Holstein is Chairman of the Board and our Executive Director of Business Development, and Director. During the past five years he previously served as a director and chairman of the board of directors for Tracer Petroleum International (1999), director Atlantic Caspian Resources Plc. (January-February 1999), Chairman and Director of Odyssey Petroleum Corporation (1997), President Arakis Energy International (1996).

Philip McCauley

Mr. McCauley is one of our directors. He is currently the chairman and chief executive officer of Musiclegal plc. From 1983 to 1999, Mr. McCauley was the chief executive officer of TTL Group Ltd.

Georges Benarroch

Mr. Benarroch is one of our directors. He is currently and for the last five years been the president and chief executive officer of InterUnion Financial Corporation.

Angus Simpson

Mr. Simpson is one of our directors. He is currently a director of Glenrand Marsh Ltd. and previously a director and Executive Chairman of Glenrand Simpson Ltd., Insurance and Reinsurance Advisers and Intermediaries. Prior to that Mr. Simpson served as a director of Crawley Warren & Co. Ltd.

Roger Brittain

Mr. Brittain is Chairman of the Audit Committee and one of our directors. He is currently a director of Investec Henderson Crosthwaite (1998-Present). Mr. Brittain is also the non-executive chairman of the board of directors of Canargo Energy Corporation, and a former director of Synder Oil Company (1996-1998).

     We have not compensated directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We not have any standing committees at this time.

     There are no family relationships between any of the our directors, executive officers and other key personnel.

     During the past five years none or our directors, executive officers, promoters or control persons was:

     (1) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (2) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     (4) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

                             EXECUTIVE COMPENSATION

     There was no executive compensation or salary program as of December 31, 2000. Management support during the start-up has been billed as consulting fees through the consulting companies of the founders and the technical staff. The two technical operating officers have been compensated under separate consulting agreements at the rate of $10,000 per month respectively. This is the first year of operation and there are no historical compensation amounts prior to 2000 to report. The following table sets forth information concerning the compensation of the named executive officers through December 31, 2000.

===================================================================================================================================
                                         Annual Compensation                                  Long-Term Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Awards                          Payouts
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Restricted     Securities
 Name and Principal                                       Other Annual    Stock Award(s)   Underlying       LTIP         All other
      Position         Year      Salary      Bonuses      Compensation        ($)(f)      Options/SARs    Payouts      Compensation
        (a)             (b)      ($)(c)       ($)(d)         ($)(e)                          (=)(g)        ($)(h)         ($)(i)
-----------------------------------------------------------------------------------------------------------------------------------
 P.L. Holstein (1)     1999        0            0              0                0              0             0               0
    Chairman CEO       2000      56,000
                                (560,000
                                shares)
-----------------------------------------------------------------------------------------------------------------------------------
  L.T. Olivier (1)     1999        0            0              0                0              0             0               0
   President COO       2000      80,000
                                (800,000
                                shares)
-----------------------------------------------------------------------------------------------------------------------------------
Bruce Falkenstein(2)   2000      75,000         0              0                0              0             0               0
        V.P.                    (140,000
                                shares)
-----------------------------------------------------------------------------------------------------------------------------------
  Richard Cole(2)      2000      75,000         0              0                0              0             0               0
        V.P.                    (104,000
                                shares)
===================================================================================================================================

(1) Consulting costs January-August 2000 for each officer billed through service companies were paid in common shares to the respective service company and also were reimbursed for travel and business expenses. No other compensation has been paid to the founding executives as of this date.

(2) For services beginning March 1, 2000. The technical executives were compensated as consultants through their respective service companies. Each Vice President received fees of $10,000 per month and reimbursement of travel and business expenses. A portion of their consulting services was paid in the form of shares.

     As of the date of this prospectus there was no employee stock option plan. There were no outstanding options as of the date of this prospectus.

     There are no arrangements pursuant to which any director has been or is currently compensated for any service provided as a director. Directors and/or officers will receive expense reimbursement for expenses reasonably incurred on our behalf.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, to the best knowledge of the Company as of May 14, 2001, with respect to each person known by us to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

----------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF     NUMBER OF       PERCENTAGE OF      PERCENTAGE OF SHARES OWNED FOLLOWING COMPLETION
 BENEFICIAL OWNERS     SHARES OWNED     CURRENT ISSUED    OF OUR OFFERING BASED UPON THE PERCENTAGE OF THE
                                       AND OUTSTANDING                     SHARES WE SELL
                                                          ------------------------------------------------
                                                          10%        25%        50%        75%        100%
----------------------------------------------------------------------------------------------------------
Lorrie T. Olivier         8,900,00            15%         15%        14%        14%        13%         13%
----------------------------------------------------------------------------------------------------------
JMJC Investment         10,800,000            18%         18%        18%        17%        16%         16%
Trust(1)
----------------------------------------------------------------------------------------------------------
Colamer  Ltd. (2)          800,000             1%          1%         1%         1%         1%          1%
----------------------------------------------------------------------------------------------------------
Peter Holstein           3,110,000             5%          5%         5%         5%         5%          5%
----------------------------------------------------------------------------------------------------------
Sovereign Trust(3)      12,500,000            21%         21%        20%        20%        19%         18%
----------------------------------------------------------------------------------------------------------
Green Cove               2,500,000             4%          4%         4%         4%         4%          4%
Holdings. (4)
----------------------------------------------------------------------------------------------------------
Credifinance               583,334             1%          1%         1%         1%         1%          1%
Capital Corp (5)
----------------------------------------------------------------------------------------------------------
Roger Brittain             150,000             0%          0%         0%         0%         0%          0%
----------------------------------------------------------------------------------------------------------
Angus Simpson               50,000             0%          0%         0%         0%         0%          0%
----------------------------------------------------------------------------------------------------------
Philip McCauley             50,000             0%          0%         0%         0%         0%          0%
----------------------------------------------------------------------------------------------------------
Zen Trust (6)              500,000             1%          1%         1%         1%         1%          1%
----------------------------------------------------------------------------------------------------------
All officers and        42,562,334            72%         70%        69%        67%        64%         62%
directors as a
group (7 persons)
----------------------------------------------------------------------------------------------------------

     (1) Beneficial owner of JMJC Investment Trust are the children of Mr. Lorrie T. Olivier, who is the settler of the Trust.
     (2)  Beneficial owner of Colamer Ltd. is Lorrie T. Olivier
     (3) Beneficial owner of the Sovereign Trust is the Holstein family, Mr. Peter Holstein is the settler of the Trust.
     (4)  Beneficial owner of Green Cove Holdings is Peter Holstein
     (5) Georges Benarroch is principal, President, CEO, COB, director of Credifinance Capital Corp
     (6) Beneficial owner of Zen Trust are the children of Mr. Philip McCauley. Mr. McCauley is the settler of the Trust

                              MARKET FOR OUR STOCK

     There currently exists no public trading market for our common stock, and we cannot assure you that such a market will develop in the future. In the absence of an active public trading market, an investor may not be able to liquidate his investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

We may not satisfy the listing criteria for the Nasdaq Stock Market. Accordingly, if a market for our shares were to develop, it most likely would be on the OTC Electronic Bulletin Board or in the "pink sheets" maintained by the National Quotations Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. We have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate quotations as to the price of, our securities.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our securities and various provisions of our Restated Certificate of Incorporation and our bylaws are summaries. Statements contained in this prospectus relating to such provisions are not necessarily complete, and reference is made to the Restated Certificate of Incorporation and bylaws, copies of which have been filed with the Securities and Exchange Commission as exhibits to our registration statement of which this prospectus constitutes a part, and provisions of applicable law. Our authorized capital stock consists of 200,000,000 shares of common stock, $.0006 par value, of which 59,517,000 shares were issued and outstanding as of April 30, 2001, and 5,000,000 shares of preferred stock, $.0006 par value, of which 3,000 shares of Non-Voting Series A Convertible Preferred Stock and 100,000 shares of Non-Voting Series B Convertible Preferred Stock were issued and outstanding as of April 30, 2001. As of April 30, 2001, there were approximately 47 holders of record of our common stock.

Common Stock

     Each share of common stock is entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors from funds legally available funds. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. Upon our dissolution, liquidation or winding up of our corporate affairs, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

     Each shareholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting in the election of directors will be able to elect all the directors if they choose to do so.

     Currently, our bylaws provide that shareholder action may be taken at a meeting of shareholders and may be affected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Delaware law requires a greater percentage. Our Restated Certificate of Incorporation provides that they may be amended by the affirmative vote of a majority of the shares entitled to vote on such an amendment. These are the only provisions of our bylaws or Restated Certificate of Incorporation that specifies the vote required by security holders to take action.

Preferred Stock

     The board of directors is authorized, without further shareholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series and the board of directors may fix the rights, preferences and designations thereof. There are two series of Preferred shares outstanding, a Series A and B both with a par value of $.0006. Series A of 3,000 shares with a stated value of $100 per share issued to Ratcliff International Ltd. which are convertible at any time by us at the rate of 85% of the average bid price for our common stock, five days prior to conversion. The total series accrues dividends at 12.5% per annum of the stated value of $300,158 until conversion. An aggregate of 100,000 Series B Preferred Shares with a stated value of $15 per share are convertible by the holder at any time prior to their 5 year term on the basis of 15 shares for our common stock for each Series B Preferred Share. These Series B shares accrue no interest and are convertible to the Company's common share at the rate of $1.00 per share. Both the Series A and Series B are non voting.

ANTITAKEOVER EFFECTS OF DELAWARE LAW AND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

     Delaware law does not contain provisions, which are intended to have the effect of delaying or deterring a change in our control or management.

     Our Restated Certificate of Incorporation permits the issuance of up 5,000,000 shares of preferred stock, having such rights, preferences and privileges as the board of directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

     Provisions of our bylaws, which are summarized below, may affect potential changes in our control. The board of directors believes that these provisions are in the best interests of shareholders because they will encourage a potential acquirer to negotiate with the board of directors, which will be able to consider the interests of all shareholders in a change in control situation. However, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control over us and to make changes in management more difficult.

     The bylaws provide the number of our directors that are to be established by the board of directors, but shall be no less than one. Between shareholder meetings, the board of directors may appoint new directors to fill vacancies or newly created directorships. A director may be removed from office by the affirmative vote of the majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

     As discussed above, our bylaws further provide that shareholder action may be taken at a meeting of shareholders and may be effected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Delaware law requires a greater percentage.

     We are not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of our common stock.

                          NOTICE TO CANADIAN PURCHASERS

Resale Restrictions

     The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we and the selling shareholder prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations Of Purchasers

     By purchasing common stock in Canada and accepting purchase confirmation a purchaser is representing to us, the selling shareholder and the dealer from whom the purchase is received that:

     - the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws;

     - where required by law, the purchaser is purchasing as principal and not as agent; and

     -    the purchaser has reviewed the test above under Resale Restrictions.

Rights Of Action (Ontario Purchasers)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

Enforcement Of Legal Rights

     All of the issuer's directors and officers as well as the experts named herein and the selling shareholder may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against the issuer or such persons outside of Canada.

Notice To British Columbia Residents

     A purchaser of common stock to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days after the sale of any common stock acquired by the purchaser pursuant to this offering. The report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one report must be filed for common stock acquired on the same date and under the same prospectus exemption.

Taxation And Eligibility For Investment

     Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
                    FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

     This is a general discussion of U.S. federal tax consequences of the acquisition, ownership and disposition of our common stock by a non-U.S. holder, or a beneficial holder that, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust. We have based this summary upon the U.S. federal tax laws in effect as of the date of this prospectus. These laws may change, possibly retroactively. As noted below, some of these laws are expected to change for periods beginning after December 31, 2000.

     We do not discuss all aspects of U.S. federal taxation that may be important to you in light of your particular circumstances, such as special tax rules that apply if you are a financial institution, insurance company, broker-dealer, tax-exempt organization or investor holding our common stock as part of a "straddle" or other integrated investment. We urge you to consult your tax advisor about the U.S. federal tax consequences of acquiring, holding and disposing of our common stock, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

Dividends

     Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at the rate of 30%, or such lower rate as may be provided by an applicable income tax treaty between the U.S. and the country of which the non-U.S. holder is a tax resident. If, however, the dividend is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder, the dividend will be exempt from withholding (subject to satisfaction of applicable certification procedures, including the filing of Internal Revenue Service Form W-8ECI) and will instead be subject to the U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally (assuming if required by an applicable tax treaty, the dividends are attributable to a permanent establishment maintained by the non-U.S. holder within the U.S.), and for corporate holders and under some circumstances, the branch profits tax.

     For purposes of determining whether tax is to be withheld at a reduced rate as specified by a treaty, recently finalized Treasury regulations (which in general are expected to apply to dividends that we pay after December 31, 2000) require a non-U.S. holder generally to provide an Internal Revenue Service Form= W-8BEN certifying that non-U.S. holder's entitlement to treaty benefits. These regulations also provide special rules to determine whether, for treaty applicability purposes, dividends that we pay to a non-U.S. holder that is an entity should be treated as paid to holders of interests in that entity.

Gain On Disposition

     A non-U.S. holder will generally not be subject to U.S. federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of our common stock unless:

     - the gain is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder or

     - in the case of a non-U.S. holder who is a nonresident alien individual and who holds our common stock as a capital asset, that holder is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other requirements are met.

     Gain that is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder will be subject to the U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally, and, for corporate holders and under some circumstances, the branch profits tax, but will not be subject to withholding. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

U.S. Federal Estate Taxes

     Our common stock that is owned or treated as owned by an individual who is not a citizen or resident of the U.S., as specially defined for U.S. federal estate tax purposes, on the date of that person's death will be included in his or her estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting And Backup Withholding

     Generally, we must report annually to the U.S. Internal Revenue Service and to each non-U.S. holder the amount of dividends that we paid to a holder and the amount of tax that we withheld on those dividends. This information may also be made available to the tax authorities of a country in which the non-U.S. holder resides.

     Pursuant to recently finalized Treasury regulations which in general are expected to apply to payments we make after December 31, 2000, a non-U.S. holder will be entitled to an exemption from information reporting requirements and backup withholding tax on dividends that we pay on our common stock if the non-U.S. holder provides a Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a non-U.S. holder) or otherwise establishes an exemption. Payments by a U.S. office of a broker of the proceeds of a sale of our common stock are subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies its non-U.S. holder status under penalties of perjury or otherwise establishes an exemption.

     Information reporting requirements, but not backup withholding, will also apply to payments of the proceeds from sales of our common stock by foreign offices of U.S. brokers, or foreign brokers with certain types of relationships to the U.S., unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain other conditions are met, or the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if the required information is furnished to the U.S. Internal Revenue Service.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     We believe that provisions of our Restated Certificate of Incorporation and bylaws will be useful to attract and retain qualified persons as directors and officers. Our Restated Certificate of Incorporation limits the liability of directors and officers to the fullest extent permitted by Delaware law. This is intended to allow our directors and officers the benefit of Delaware's corporation law which provides that directors and officers of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions.

     To the extent possible, we intend to obtain officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          TRANSFER AGENT AND REGISTRAR

     OTC Stock Transfer Inc. 231 E. 2100 South, Salt Lake City, Utah 84115 is the transfer agent and registrar for our common stock, Series A and B Preferred and for issued and outstanding warrants.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of the date of this prospectus, 59,517,000 shares of our common stock were outstanding, and 2,875,500 shares of common stock are issuable upon exercise of the Convertible Preferred Shares and warrants held by the selling shareholders. Of the outstanding shares, 8,809,500 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act of 1933, unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, described below. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act of 1933 or another exemption from registration.

     An aggregate of 15,190,500 shares are being registered for resale by certain shareholders. These shares were acquired in private placements or are issuable upon conversion or exercise of the Series B Convertible Preferred Shares and warrants held by the selling shareholders are being registered in the registration statement of which this prospectus is a part. Such shares will be immediately eligible for sale 120 days after the effective date of the registration statement in public market subject to restrictions included in our agreements with the selling shareholders.

                              PLAN OF DISTRIBUTION

     We are offering to sell up to 8,809,500 shares of our common stock at a price of $2.00 per share. There is no maximum investment amount per investor. At this time we intend to offer the shares ourselves through our officers and directors. We have not retained any underwriters, brokers or dealers to sell the shares for us.

The Offering

     We offer the right to subscribe for up to 8,809,500 shares at $2.00 per share. We are offering the shares directly on a no minimum, best efforts basis. Therefore, there is no minimum number of shares which we need to sell in order to complete the offering. Proceeds from the offering will not be kept in an escrow account during the offering period. Rather, such proceeds will be used by us as we receive them.

     No compensation is to be paid to any person for the offer and sale of the shares. Our president and other board members may distribute prospectuses related to this offering. We estimate that approximately 300 copies of this prospectus will be distributed by them. They intend to distribute prospectuses to acquaintances, friends and business associates.

     As of the date of this prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

     We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of this Shares. Our officers and directors are relying on Rule 3a4-1 of the Securities and Exchange Act of 1934 as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must be in compliance with all of the following:

     * He must not be subject to a statutory disqualification;

     * He must not be compensated in connection with such selling participation by payment of commission or other payments based either directly or indirectly on such transactions;

     * He must not be an associated person of a broker-dealer;

     * He must restrict participation to transactions involving offers and sale of the Shares;

     * He must perform substantial duties for us after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and

     * He must restrict participation to written communications or responses to inquiries of potential purchasers.

     Although they may do so, our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Our officers and directors have no current plans to purchase shares in the offering.

Method of Subscribing

     You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $2.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Transmeridian Exploration Incorporated" and delivered to us at 11811 N. Freeway, Suite 500, Houston, Texas 77060. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Expiration of the Offering

     This offering will expire 120 days from the date from the date of this prospectus.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby has been passed upon for us by Sierchio & Company, LLP., New York, New York. Mr. Joseph Sierchio, a principal of the firm, owns 150,000 shares of common stock.

                                     EXPERTS

     The consolidated financial statements of Transmeridian Exploration, Inc. at December 31, 2000 and for the period then ended, appearing in this prospectus and in the registration statement have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                         INDEPENDENT PETROLEUM ENGINEERS

     The estimated reserve evaluation and related calculations of Ryder Scott Company LP, our independent petroleum engineers, have been included in this prospectus on reliance upon the authority of such firm as experts in petroleum engineering.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of Transmeridian, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Seven World Trade Center, 13th Floor, New York, New York 10048 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     We intend to distribute an annual report, including audited financial statements to our shareholders.

                      GLOSSARY OF OIL AND NATURAL GAS TERMS

     The following are abbreviations and definitions of terms commonly used in the oil and gas industry and in this Memorandum.

"Acquisition cost of           Costs  incurred to  purchase,  lease or otherwise
properties"                    acquire  a  property,  including  costs  of lease
                               bonuses   and   options  to   purchase  or  lease
                               properties, the portion of costs applicable to minerals when land including mineral rights is purchased in fee, brokers' fees, recording fees, legal costs and other costs incurred in acquiring properties.

"Bbls or Stock Tank Barrel"    Abbreviation  for  "barrels  of  oil"  or  42  US
                               gallons liquid volume, used herein in reference to oil or other liquid hydrocarbons.

"Bcf"                          Abbreviation for "billion cubic feet of gas".

"BOPD"                         Abbreviation for "barrels of oil per day".

"BOE" Abbreviation for "barrel of oil equivalent" based on a ratio of ten Mcf of natural gas to one barrel of oil.

"Btu" Abbreviation for "British Thermal Units". A British Thermal Unit is the amount of heat needed to raise the temperature of one pound of water one degree Fahrenheit. There are approximately 1,050 Btu's in each stated cubic foot of natural gas.

"Completion"                   An indefinite  term, but including those steps in
                               attempting to bring a well into production  after
                               the well has been drilled to total depth  through
                               a  prospective   pay  zone.  Such  steps  include
                               running and cementing a production string of casing, perforating, running tubing, acidizing or fracturing, swabbing, etc.

"Condensate"                   A  hydrocarbon  mixture that  becomes  liquid and
                               separate   from  natural  gas  when  the  gas  is
                               produced; similar to crude oil.

"Development costs"            Costs   incurred  to  obtain   access  to  proved
                               reserves   and   to   provide    facilities   for
                               extracting,  treating,  gathering and storing the
                               oil  and  gas.  More  specifically,   development
                               costs,   including  depreciation  and  applicable
                               operating   costs  of   support   equipment   and
                               facilities   and  other   costs  of   development
                               activities,  are  costs  incurred  to:
                                    (i)  Gain   access  to  and   prepare   well
                               locations for drilling,  including surveying well
                               locations for the purpose of determining specific
                               development  drilling  sites,   clearing  ground,
                               draining, road building, and relocating public roads, gas lines, and power lines, to the extent necessary in developing the proved reserves.

                                    (ii)  Drill  and  equip  development  wells,
                               development-type stratigraphic test wells, and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment, and the well head assembly.
                                    (iii)   Acquire,   construct,   and  install
                               production facilities such as lease flow lines, separators, treaters, heaters, manifolds, measuring devices, and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems.

"Development Well"             A well  drilled  within the proved area of an oil
                               or gas reservoir to the depth of a stratigraphic horizon known to be productive.

"Discovery Well"               An  exploratory  well that  encounters  a new and
                               previously untapped oil or gas reservoir;  it may
                               open  a  new  field,  or  a  previously   unknown
                               reservoir (pool) in an old field.

"Dry Well (Hole)               An exploratory or a development  well found to be
                               incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

"Economic producibility of Economic producibility of estimated proved estimates proved reserves" reserves can be supported to the satisfaction of the  Office  of  Engineering  if  geological  and
                               engineering   data  demonstrate  with  reasonable
                               certainty that those reserves can be recovered in
                               future   years  under   existing   economic   and
                               operating conditions.  The relative importance of
                               the many  pieces of  geological  and  engineering
                               data which should be evaluated  when  classifying
                               reserves  cannot be  identified  in  advance.  In
                               certain   instances,   proved   reserves  may  be
                               assigned  to   reservoirs   on  the  basis  of  a
                               combination of electrical and other type logs and
                               core analyses  which  indicate the reservoirs are
                               analogous to similar reservoirs in the same field
                               which  are  producing  or have  demonstrated  the
                               ability   to  produce   on  a   formation   test.
                               (extracted from SAB-35).

"Exploration Costs"            Costs  incurred  in  identifying  areas  that may
                               warrant  examination  and in  examining  specific
                               areas that are  considered  to have  prospects of
                               containing oil and gas reserves,  including costs
                               of     drilling     exploratory     wells     and
                               exploratory-type    stratigraphic   test   wells.
                               Exploration  costs may be  incurred  both  before
                               acquiring   the   related   property   (sometimes
                               referred  to in part as  prospecting  costs)  and
                               after acquiring the property.  Principal types of
                               exploration costs, which include depreciation and
                               applicable  operating costs of support  equipment
                               and  facilities  and other  costs of  exploration
                               activities,  are:
                                    (i) Costs of topographical, geographical and
                               geophysical   studies,   rights   of   access  to
                               properties to conduct those studies, and
salaries
                               and other  expenses  of  geologists,  geophysical
                               crews,  and  others   conducting  those  studies.
                               Collectively,  these are sometimes referred to as
                               geological and geophysical or "G&G" costs.
                                    (ii)  Costs  of   carrying   and   retaining
                               undeveloped properties, such as delay rentals, ad
                               valorem  taxes or  properties,  legal  costs  for
                               title  defense,  and the  maintenance of land and
                               lease records.
                                    (iii) Dry hole contributions and bottom hole
                               contributions.
                                    (iv)  Costs  of   drilling   and   equipping
                               exploratory wells.
                                    (v)  Costs  of   drilling   exploratory-type
                               stratigraphic test wells.

"Exploratory well"             A well  drilled to find and produce oil or gas in
                               an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir. Generally, an exploratory well is a well that is not a development well, a service well, or a stratigraphic test well.

"Farm-out/Farm-in"             An agreement providing for assignment of a lease.
                               A  typical  characteristic  of a  farm-out  is an
                               obligation  of the  assignee to conduct  drilling
                               operations   on  the   assigned   acreage   as  a
                               prerequisite to completion of the assignment. The
                               assignor  will  usually   reserve  some  type  of
                               interest  in  the  lease.   The   transaction  is
                               characterized as a farm-out to the assignor and as a farm-in to the assignee.

"Field" An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition. There may be two or more reservoirs in a field, which are separated vertically by intervening impervious state, or laterally by local geologic barriers, or by both.

"Gross" Gross oil and gas wells or gross acres refers to the total number of wells or acres that we have an ownership interest in without regard to the nature or size of the ownership interest.

"MBbls"                        Abbreviation for "thousand barrels of oil".

"Mcf"                          Abbreviation for "thousand cubic feet of gas".

"MMBbls"                       Abbreviation for "million barrels of oil".

"MMBtu"                        Abbreviation for "million Btu".

"MMcf"                         Abbreviation for "million cubic feet of gas".

"Natural gas liquids (NGLs)   Butane,  propane,  ethane,  natural  gasoline  and
or plant products"            other liquid  hydrocarbons that are extracted from
                              natural gas.

"Net" "Net" oil and gas wells or "net" acres are determined by multiplying gross wells or acres by our working interest in those wells or acres.

"Net present value"           When used with  respect  to oil and gas  reserves,
                              the estimated future gross revenue to be generated
                              from the production of proved reserves  calculated
                              in  accordance   with  SEC   guidelines,   net  of
                              estimated production and future development costs,
                              using  prices and costs as of the date  indicated,
                              without  giving  effect  to  non-property  related
                              expenses   such  as  general  and   administrative
                              expenses,  debt  service  and  future  income  tax
                              expenses  or  to   depreciation,   depletion   and
                              amortization, discounted using an annual discount rate of 10%.

"Net revenue interest"        The percentage of production to which the owner of
                              a working interest is entitled. For example, the owner of a 100% working interest in a well burdened only by a landowner's royalty of 12.5% would have an 87.5% net revenue interest in that well.

"Oil and gas producing        Such activities include:
 activities"

                              (a) The search for crude oil, including condensate and natural gas liquids, or natural gas in their natural states and original locations.

                              (b) The acquisition of property rights or properties for the purpose of further exploration and/or for the purpose of removing the oil or gas from existing reservoirs on those properties.

                              (c) The construction, drilling and production activities necessary to retrieve oil and gas from its natural reservoirs, and the acquisition, construction, installation, and maintenance of field gathering and storage systems-including lifting the oil and gas to the surface and gathering, treating, field processing (as in the case of processing gas to extract liquid hydrocarbons) and field storage.

                              For purposes of this section, the oil and gas production function shall normally be regarded as terminating at the outlet valve on the lease or field storage tank; if unusual physical or operational circumstances exist, it may be appropriate to regard the production functions as terminating at the first point at which oil, gas or gas liquids are delivered to a main pipeline, a common carrier, a refinery, or a marine terminal.

"Operator"                    In a joint  venture for the  execution of works or
                              as defined in a joint operating agreement, the "Operator" entity charged with the responsibility for the execution of all works and is normally responsible to authorities for the representation and legal execution of all related agreements and contracts.

"Possible Reserves"           In  accordance  with  guidelines  adopted  by  the
                              Society  of  Petroleum  Engineers  (SPE)  and  the
                              Society of Petroleum  Evaluation Engineers (SPEE),
                              Possible reserves are the estimated  quantities of
                              hydrocarbons  which are based on  engineering  and
                              geological  data which are less  complete and less
                              conclusive  than the  data  used in  estimates  of
                              probable  reserves.   Possible  reserves  include,
                              without  limitation:  (a)  reserves  that might be
                              found if certain  geologic  conditions exist which
                              are  indicated by  structural  extrapolation  from
                              developed  areas; (b) reserves that might be found
                              if     reasonably      definitive      geophysical
                              interpretations  indicate a structure  larger than
                              could be included  within the proved and  probable
                              limits;  (c)  reserves  that  might  be  found  in
                              formations which have log characteristics that are
                              somewhat favorable but leave a reasonable doubt as
                              to their certainty;  (d) reserves that might exist
                              in  untested  fault  segments  adjacent  to proved
                              reserves  where a  reasonable  doubt  exists as to
                              whether   such   fault   segment   is  or  is  not
                              structurally high enough; and (e) reserves that might result from a planned improved recovery program that is not in operation and that is in a field in which formation, fluid or reservoir characteristics are such that a reasonable doubt exists as to its success.

"Probable Reserves"           In  accordance  with  guidelines  adopted  by  the
                              Society  of  Petroleum  Engineers  (SPE)  and  the
                              Society of Petroleum  Evaluation Engineers (SPEE),
                              Probable reserves are the estimated  quantities of
                              recoverable   hydrocarbons   which  are  based  on
                              engineering  and geological  data similar to those
                              used in the estimates of proved  reserves but, for
                              various  reasons,  these  data lack the  certainty
                              required  to  classify  the  reserves  as  proved.
                              Probable reserves include, without limitation: (a)
                              reserves  that   apparently   exist  a  reasonable
                              distance  beyond the proved  limits of  productive
                              reservoirs  where  water  contacts  have  not been
                              determined  and proved limits are  established  by
                              the lowest datum at which proved  reserves  exist;
                              (b)  reserves  in  formations  that  appear  to be
                              productive from log characteristics only, but lack
                              definitive   tests  or  core  analyses  data;  (c)
                              reserves in a portion of a formation that has been
                              proved productive in other areas in a field but is
                              separated from the proved area by sealing  faults,
                              provided   that   the   geologic    interpretation
                              indicates the probable area is  structurally  high
                              relative to the proved  portion of the  formation;
                              (d) reserves obtainable by improved recovery where
                              an improved recovery  program,  that has yet to be
                              established    through    repeated
                              economically successful operations, is planned but
                              is not yet in  operation  and a  successful  pilot
                              test has not been  performed,  but  reservoir  and
                              formation characteristics appear favorable for its
                              success; and (e) reserves in the same reservoir as
                              proved  reserves  that would be  recoverable  if a
                              more efficient primary recovery mechanism develops
                              than  was   assumed  in   estimating   the  proved
                              reserves.

"Producing Well"              A well from which hydrocarbon or  non-hydrocarbons
                              in a fluid or gaseous state flow or are extracted on a daily basis.

"Production costs"            Costs  incurred to operate and maintain  wells and
                              related   equipment  and   facilities,   including
                              depreciation and applicable operating costs of support equipment and facilities. They become part of the cost of oil and gas produced. Examples of production costs (sometimes called lifting costs) are:

                              (a) Costs of labor to operate the wells and related equipment and facilities.

                              (b) Repairs and maintenance.

                              (c) Materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities.

                              (d) Property taxes and insurance applicable to proved properties and wells and related equipment and facilities.

                              (e) Severance taxes.

                              Some support equipment or facilities may serve two or more oil and gas producing activities and may also serve transportation, refining, and marketing activities. To the extent that the support equipment and facilities are used in oil or gas producing activities, their depreciation and applicable operating costs become exploration, development or production costs, as appropriate. Depreciation, depletion, and amortization of capitalized acquisition, exploration, and development costs are not production costs but also become part of the cost of oil and gas produced along with production (lifting) costs.

"Proved (proven) area"        The part of a property  to which  Proved  reserves
                              have been specifically attributed.

"Proved (proven) properties"  Properties with Proved reserves.

"Unproved properties"         Properties with no Proved reserves.

"Proved oil and gas reserves" Proved reserves is defined by the SEC Regulation or "Proved reserved reservoir" S-X Rule 4-10, paragraph (a) and includes the
                               categories    Proved    Developed    and   Proved
                               Undeveloped: Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalation based upon future conditions.

                                    (i)  Reservoirs  are  considered  proved  if
                               economic producibility is supported by either actual production or a conclusive formation test. The area of a reservoir considered proved includes (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

                                    (ii)   Reserves   which   can  be   produced
                               economically through application of improved recovery techniques (such a fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

                                    (iii)  Estimates  of proved  reserves do not
                               include the following: (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";
                               (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (c) crude oil, natural gas, and natural gas liquids, that may occur in un-drilled prospects; and (d) crude oil, natural gas, and natural gas liquids, that may be recovered from
                               oil  shales,   coal,  gilsonite  and  other  such
                               sources.

"Proved developed oil          Proved   developed   oil  and  gas  reserves  are
and gas reserves"              reserves  that can be  expected  to be  recovered
                               through  existing wells with existing  equipment,
                               and  operating  methods.  Additional  oil and gas
                               expected to be obtained  through the  application
                               of fluid  injection  or
                              other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

"Proved developed producing   In  accordance  with  guidelines  adopted  by  the
oil and gas reserves"         Society of Petroleum Engineers (SPE) and the World
                              Petroleum  Congress (WPC),  developed reserves may
                              be  sub-categorized as producing or non-producing.
                              Producing:  Reserves  sub-categorized as producing
                              are  expected  to  be  recovered  from  completion
                              intervals which are open and producing at the time
                              of the estimate.  Improved  recovery  reserves are
                              considered   producing  only  after  the  improved
                              recovery project is in operation.

"Proved developed             In  accordance  with  guidelines  adopted  by  the
non-producing                 Society of Petroleum Engineers (SPE) and the World
oil and gas reserves"         Petroleum  Congress (WPC),  developed reserves may
                              be  sub-categorized as producing or non-producing.
                              Non-Producing:    Reserves    sub-categorized   as
                              non-producing  include  shut-in  and  behind  pipe
                              reserves.  Shut-in  reserves  are  expected  to be
                              recovered from (1) completion  intervals which are
                              open at the time of the  estimate  but which  have
                              not  started  producing,   (2)  wells  which  were
                              shut-in awaiting pipeline connections or as a result of a market interruption, or (3) wells not capable of production for mechanical reasons.
                              Behind pipe reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future recompletion prior to the start of production.

"Proved undeveloped reserves" Proved   undeveloped  oil  and  gas  reserves  are
                              reserves that are expected to be recovered from new wells on un-drilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on un-drilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other un-drilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Estimates for proved undeveloped reserves should not be attributed to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

"Recompletion"                Additional  works on a well to revise the existing
                              mechanical or production mode of a well or to add additional intervals to the production of a well.

"Reservoir"                   A  porous  and  permeable   underground  formation
                              containing a natural accumulation of producible oil and/or gas that is confirmed by impermeable rock or water barriers and is individual and separate from other reservoirs.

"Reserves"                    Reserves are those  quantities of petroleum  which
                              are anticipated to be commercially  recovered from
                              known accumulations from a given date forward. All
                              reserve   estimates   involve   some   degree   of
                              uncertainty.  The  uncertainty  depends chiefly on
                              the amount of reliable  geological and engineering
                              data available at the time of the estimate and the
                              interpretation  of these data. The relative degree
                              of uncertainty may be conveyed by placing reserves
                              into one of two principal classifications,  either
                              proved or  unproved.  Unproved  reserves  are less
                              certain to be recovered  than proved  reserves and
                              may be  further  sub-classified  as  probable  and
                              possible   reserves   to   denote    progressively
                              increasing uncertainty in their recoverability. It should be noted that SEC Regulation S-K prohibits the disclosure of estimated quantities of probable or possible reserves of oil and gas and any estimated value thereof in any documents publicly filed with the Commission.

"Royalty Interest"            An interest in an oil and gas  property  entitling
                              the owner to a share of oil and gas production (or
                              the  proceeds  of  the  sale   thereof)   free  of
                              production costs.

"SEC"                         The  United   States   Securities   and   Exchange
                              Commission.

"SEC Definitions"             Those  terms  commonly  used  in the  oil  and gas
                              industry and defined in the rules and regulations promulgated by the SEC pursuant to the Securities
                              Act of 1933,  as  amended  and/or  the  Securities
                              Exchange Act of 1934, as amended.

"SEC Method"                  The "Standardized Measure of Discounted Future Net
                              Cash Flows Relating to Proved Oil and Gas Reserves
                              Quantities,"   as  described  in  a  Statement  of
                              Financial   Accounting   Standard  No.  69,  is  a
                              value-based measure of an entity's proved reserves based on estimates of future cash flows from production of reserves assuming a 10% discount rate and constant future sale prices and costs of production.

"Seismic"                     The use of shock  waves  generated  by  controlled
                              explosions of dynamite or other means to ascertain the nature and contour of underground geological structures .

"Service well"                A well  drilled or  completed  for the  purpose of
                              supporting   production  in  an  existing   field.
                              Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

"Spud"                        To start to drill a well.

"Stratigraphic test well"     A  drilling  effort,   geologically  directed,  to
                              obtain   information   pertaining  to  a  specific
                              geologic  condition.  Such wells  customarily  are
                              drilled  without the intention of being  completed
                              for hydrocarbon  production.  This  classification
                              also includes  tests  identified as core tests and
                              all  types  of   expendable   holes   related   to
                              hydrocarbon exploration.  Stratigraphic test wells
                              are classified as (I)  "exploratory-type",  if not
                              drilled    in   a    proved    area,    or    (ii)
                              "development-type", if drilled in a proved area.

"Working Interest"            The operating  interest under an oil and gas lease
                              which gives the owner the right to drill,  produce
                              and conduct  operating  activities on the property
                              and  a  share  of   production   subject   to  all
                              royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

"Workover"                    Remedial  operations  on a well  with  the hope of
                              restoring or increasing production from the same zone.

"2D Seismic"                  The  term   applied  to  describe  the  method  of
                              acquiring    seismic    data   that   results   in
                              two-dimensional   profiles   of   the   subsurface
                              (x,time). 2D seismic data is usually acquired individually and interpreted within a grid of 2D profiles that allows the interpreter to generate three-dimensional maps of the subsurface.

"3D Seismic"                  The  term   applied  to  describe  the  method  of
                              acquiring   seismic   data  that   results   in  a
                              three-dimensional  grid of data  (x,y,time) of the
                              subsurface. 3D seismic data is usually acquired as
                              a  complete  grid  and  interpreted   within  this
                              specialized grid that allows the interpreter to generate three-dimensional maps of the subsurface.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants .........................F-1

Consolidated Balance Sheet as at December 31, 2000..........................F-2

Consolidated Statement of Operations for the year ended ended
   December 31, 2000........................................................F-3

Consolidated Statement of Shareholders' Equity..............................F-4

Consolidated Statement of Cash Flows for the year ended
   December 31, 2000 .......................................................F-5

Notes to Consolidated Financial Statements..................................F-6

               Report of Independent Certified Public Accountants

Board of Directors
Transmeridian Exploration Incorporated and Subsidiaries

     We have audited the accompanying consolidated balance sheet of Transmeridian Exploration Incorporated and Subsidiaries (a development stage company) as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Transmeridian Exploration Incorporated and Subsidiaries at December 31, 2000, and the consolidated results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $810,548 during the year ended December 31, 2000, and, as of that date, the Company's current liabilities exceeded its current assets by $1,052,234. These factors, among others, including the Company's ability to raise additional funds, as discussed in Note B to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Houston, Texas
April 27, 2001

             Transmeridian Exploration Incorporated and Subsidiaries
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2000

                                     ASSETS

Cash                                                                $   512,115
Prepaid expenses                                                         49,560
                                                                    -----------
          Current assets                                                561,675
Office property and equipment, net of accumulated
    depreciation of $950                                                  6,616

Oil and gas properties (successful efforts method of
    accounting for oil and gas properties)                            4,445,451
                                                                    -----------
          Total assets                                              $ 5,013,742
                                                                    ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT
Unpaid amounts to a third party                                     $ 1,385,842

Accounts payable and accrued liabilities                                231,439
                                                                    -----------
          Total current liabilities                                   1,617,281
SHAREHOLDERS' EQUITY
    Preferred stock $.0006 par, authorized 5,000,000 shares;
       3,000 shares issued and outstanding                                    2
    Common stock $.0006 par; authorized 200,000,000 shares;
       57,797,000 shares issued and outstanding                          34,678
    Additional paid-in capital                                        4,172,329
    Deficit accumulated during development stage                       (810,548)
                                                                    -----------
          Total shareholders' equity                                  3,396,461
                                                                    -----------
          Total liabilities and shareholders' equity                $ 5,013,742
                                                                    ===========

The accompanying notes are an integral part of this statement.

             Transmeridian Exploration Incorporated and Subsidiaries
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      For the year ended December 31, 2000

Revenues

    Gain on sale of working interest                                $   414,146

Expenses

    General and administrative expenses                                 187,140
    Start-up costs                                                      246,484
    Lease financing cost and interest expense                           791,070
                                                                    -----------

          Total expenses                                              1,224,694
                                                                    -----------

       NET LOSS                                                     $  (810,548)
                                                                    ===========

Basic loss per share                                                $      (.06)
                                                                    ===========

The accompanying notes are an integral part of this statement.

             Transmeridian Exploration Incorporated and Subsidiaries
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                      For the year ended December 31, 2000

                                                                      Additional
                                     Preferred         Common           paid-in         Accumulated
                                       stock            Stock           capital           deficit            Total
                                    -----------      -----------      -----------       -----------       -----------
    Balance at January 1, 2000      $        --      $        --      $        --       $        --       $        --
   Issuance of founders shares               --           24,780               --                --            24,780
Issuance of stock for services               --            3,091          543,309                --           546,400
  Conversion of debt to common
                         stock               --              480          199,520                --           200,000
         Conversion of debt to
               preferred stock                2               --          300,156                --           300,158
       Stock issued in private
                    placements               --            6,327        3,626,173                --         3,632,500
 Expense of private placements               --               --         (496,829)               --          (496,829)
    Deficit accumulated during
             development stage               --               --               --          (810,548)         (810,548)
                                    -----------      -----------      -----------       -----------       -----------
  Balance at December 31, 2000      $         2      $    34,678      $ 4,172,329       $  (810,548)      $ 3,396,461
                                    ===========      ===========      ===========       ===========       ===========

The accompanying notes are an integral part of this statement.

             Transmeridian Exploration Incorporated and Subsidiaries
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      For the year ended December 31, 2000

Cash flows from operating activities
Net loss                                                               (810,548)
Adjustments to reconcile net loss
to net cash used in operating activities
Gain on sale of working interest                                       (414,146)
Depreciation and amortization                                               950
Stock issued for services                                               546,400
Increase in prepaid expenses                                            (49,560)
Increase in unpaid amounts to a third  party                           1,385,842
Increase in accounts payable and accrued liabilities                    231,439
                                                                     ----------
Net cash used in operating activities                                   890,377
Cash flows from investing activities
Proceeds from sale of working interest                                  614,146
Purchase of office property and equipment                                (7,566)
Purchase of oil and gas properties                                   (4,531,293)
                                                                     ----------
Net cash used in investing activities                                (3,924,713)
                                                                     ----------
Cash flows from financing activities
Proceeds from notes payable and unpaid amounts to a third party         386,000
Proceeds from sale of common stock                                    3,160,451
                                                                     ----------
Net cash provided by financing activities                             3,546,451
                                                                     ----------
Change in cash and cash equivalents                                     512,115
                                                                     ----------
Cash and cash equivalents at beginning of period                             --
Cash and cash equivalents at end of period                              512,115
                                                                     ----------

Supplemental disclosures of noncash information
During 2000, the Company converted $200,000 of debt to 800,000 shares of common stock.
During 2000, the Company converted $300,158 of debt to 3,000 shares of preferred stock

The accompanying notes are an integral part of this statement.

             Transmeridian Exploration Incorporated and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Transmeridian Exploration Incorporated (the Company) purchased 100% of the shares of Open Joint Company Caspi Neft TME, which has as its primary asset the license and related contract for the exploration and an oil and gas lease known as Yuzhny (South) Alibek Field (the License). The transaction is hereafter referred to as "the Share Purchase Agreement." The Company plans to begin development of the property shortly after the completion of future private-placement or public offerings.

          Transmeridian Exploration Incorporated was incorporated in Delaware in April 2000. Previously, all activity was conducted by Transmeridian Exploration Inc. (British Virgin Islands). There was no significant activity prior to January 1, 2000.

          The Company has been in the development stage since its formation. It is primarily engaged in the exploration, development and production of oil and gas properties.

     1. Principles of Consolidation

          The consolidated financial statements include the accounts of Transmeridian Exploration Incorporated and its subsidiaries, Transmeridian Exploration Inc. (British Virgin Islands), Transmeridian (Kazakhstan) Incorporated (British Virgin Islands), and Open Joint Company Caspi Neft TME (Kazakhstan), all wholly-owned. In consolidation, all significant intercompany transactions have been eliminated.

     2. Use of Estimates

          In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3. Cash and Cash Equivalents

          The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

             Transmeridian Exploration Incorporated and Subsidiaries

                                December 31, 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     4. Property and Equipment

          The Company follows the "successful efforts" method of accounting for its costs of acquisition, exploration and development of oil and gas properties. Intangible drilling and development costs related to development wells and successful exploratory wells are capitalized, whereas the costs of exploratory wells which do not find proved reserves are expensed. All geological and geophysical costs not reimbursed are expensed as incurred. Costs of acquiring unproved leases are evaluated for impairment until such time as the leases are proved or abandoned. In addition, unamortized costs at a field level are reduced to fair value if the sum of expected undiscounted future cash flows are less than net book value.

          Depreciation and amortization of producing properties is computed using the unit-of-production method based upon estimated proved recoverable reserves. Depreciation of other property and equipment is calculated using the straight-line method based upon estimated useful lives ranging from two to ten years. Maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized. When assets are sold, retired or otherwise disposed of, the applicable costs and accumulated depreciation and amortization are removed from the accounts, and the resulting gain or loss is recognized.

     5. Income Taxes

          The Company accounts for income taxes using the asset and liability method. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities. The Company deducts intangible development costs as incurred and deducts statutory depletion when it exceeds cost depletion for federal income tax purposes.

     6. Start-up Costs

          Start-up costs, including organizational expenses are expensed as incurred.

     7. Loss Per Share

          Basic loss per common share is calculated by dividing net loss after deducting preferred stock dividends and discount on preferred stock that is accreted directly to the accumulated deficit, by the aggregate weighted average shares outstanding during the period. Diluted loss per common share considers the dilutive effect of the average number of common stock equivalents that are outstanding during the period.

          Diluted loss per share is not presented because the exercise of warrants and the effect of the conversion of the Company's Preferred Stock into shares of the Company's common stock are antidilutive.

             Transmeridian Exploration Incorporated and Subsidiaries

                                December 31, 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     8. Risks and Uncertainties

          The ability of the Company to realize the carrying value of its assets is dependent on being able to develop, transport and market hydrocarbons. Currently, exports from the Republic of Kazakhstan are primarily dependent on transport routes, either via rail, barge or pipeline, through Russian territory. Pipeline capacity has significantly improved this year with the opening of the CPC Pipeline, raising current capacity of 250,000 barrels oil per day (bopd) to 800,000 bopd by year end. Domestic markets in the Republic of Kazakhstan might not permit world market prices to be obtained. Management believes, however, that over the life of the project transportation options will be improved by further increases in the capacity of the CPC and other existing pipelines and the building of new pipelines within the region and prices will remain achievable for hydrocarbons extracted to allow full recovery of the carrying value of its assets.

NOTE B - GOING CONCERN

          The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The
     Company has settled all of the amounts due for the Share Purchase Agreement, with cash and a $1,000,000 note due December 1, 2001, secured by 25% of Caspi Neft TME stock, (the license holder). Failure to make this note payment could result in the forfeiture of ownership of 25% the License by the Company. Additionally, to fully develop the area covered by the License, the Company needs substantial additional funding. Finally, the Company must also obtain a commercial production contract with the government of Kazakhstan. The Company is legally entitled to receive this commercial production contract and has an exclusive right to negotiate this contract and the government of Kazakhstan is obligated to conduct these negotiations under the Law of Petroleum. If no terms can be negotiated, the Company has a right to produce and sell oil, including export oil, under the Law of Petroleum for the term of its existing contract through the end of 2005.

          In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, primarily by the Company's ability to raise additional funds in private placements or public offerings, to maintain present financing, and to succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

             Transmeridian Exploration Incorporated and Subsidiaries

                                December 31, 2000

NOTE B - GOING CONCERN - Continued

          Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue in existence.

          o The Company plans to continue to pursue additional capital, both through private placements and public offerings.
               - As noted in Note K, the Company has subsequently raised an additional $948,600 from sales of common stock in the private placements.
               - The Company plans to file an SB-2, which will register the Company's existing stock for sale by the public, as well as raise additional capital. The Company plans to issue up to $16,000,000 in common stock in this offering. These funds will be used to pay off the amounts due to a third party of $1,000,000.
          o The Company is currently negotiating a new Exploration and Production Operating Contract in Kazakhstan. The contract will contain all commercial and operating aspects of exploration and production, including terms for full commercial production. This will replace the existing contract that only covers the Exploration phase of License 1557.
          o Development of South Alibek's proven reserves - South Alibek has approximately 11.5 and 5.7 million barrels of net estimated proven undeveloped and developed non-producing oil reserves, respectively. Based on its expected production capabilities from the expenditures that will be made in future private placement or public offerings, the Company believes that it could generate adequate cash flow. Additional funding requirements may also be necessary before the Company is able to rely solely on the production from the South Alibek Field for the cash flow of the Company. The Company is considering obtaining temporary financing to begin production.

NOTE C - OIL AND GAS PROPERTIES

          The Company's oil and gas properties primarily include the value of the License and other capitalizable costs under the successful efforts method of accounting.

          The Company has entered into a binding agreement to purchase a gathering station for a total of $121,605. At December 31, 2000, $20,900 of the amount owed has been paid.

NOTE D - UNPAID AMOUNTS TO THIRD PARTIES

     The Company owes a third party the final installment of the Share Purchase Agreement in the amount of $1,385,842. This payment is due on demand and does not accrue interest.

             Transmeridian Exploration Incorporated and Subsidiaries

                                December 31, 2000

NOTE E - CONVERTED NOTES PAYABLE

          The Company has incurred debt during its start-up phase, borrowing a total of $500,158 from two parties.

          The Company borrowed $300,158 from a third party, which accrued interest at 12.5%. The Company entered into a credit conversion agreement on August 23, 2000, whereby the $300,158 in notes payable would be converted to convertible or redeemable preferred stock. During December 2000, the debt was converted. The preferred stock accrues dividends at 12.5% until converted or redeemed. Accrued dividends at December 31, 2000 were not significant.

          These shares are either convertible to common stock or redeemable at the Company's option. The conversion rate is 85% of the average bid price for the five previous consecutive trading days prior to the conversion date.

          The conversion feature of the preferred stock represents a "beneficial conversion feature" as addressed in EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios. Under EITF 98-5, a portion of the proceeds received from the preferred stock is allocable to the conversion feature contained herein. The value assigned to the conversion feature is determined as the difference between the market price of the Company's common stock and the conversion price multiplied times the number of shares to be received upon conversion. The discount assigned to the conversion feature is recorded as additional paid-in capital and amortized to accumulated deficit over the period conversion. Accretion of the discount during the year ended December 31, 2000 was not significant.

          As additional consideration for entering into this credit conversion agreement, the Company issued 1,200,000 shares of common stock to the third party.

          The Company incurred debt totaling $200,000 from a related party. The Company entered into an agreement with the related party that converted the debt into 800,000 shares of common stock in December 2000.

NOTE F - STOCK FOR SERVICES RENDERED

          The Company entered into several agreements to exchange common stock for services. The stock has been valued based on the fair value of the stock at the time of the agreements. The Company issued a total of 5,152,000 shares under these type of agreements.

             Transmeridian Exploration Incorporated and Subsidiaries

                                December 31, 2000

NOTE G - CONVEYANCE OF WORKING INTERESTS

          As consideration for work done in conjunction with the Share Purchase Agreement, the Company assigned a 10% carried working interest to a third party. In addition, the Company issued 1,000,000 shares of common stock to this party for the negotiation of an extension of the payment terms with the previous owners of the License. The value of these additional shares has been recorded as lease financing cost in the statement of operations.

          During the year ended December 31, 2000, the Company sold a 4.5% working interest share of the License to another third party.

NOTE H - INCOME TAXES

          At December 31, 2000 the components of the Company's deferred tax assets and liabilities are as follows:

          Deferred tax assets:

               Net operating loss carry forward             $ 274,000
               Valuation allowance                           (274,000)
                                                            ---------

               Deferred tax assets                          $      --
                                                            =========

          As of December 31, 2000, the Company has estimated loss carry forwards of approximately $807,000, which expire in 2020.

          The Company has not recorded any deferred tax assets or income tax benefits from the net operating losses for the year ended December 31, 2000. The Company has taken a 100% valuation allowance against any resulting deferred tax asset due to such carry forward as realization of the net operating losses are more likely than not.

NOTE I - LOSS PER SHARE

     The components of loss per share at December 31, 2000 are as follows:

          Net loss available to common shareholders      $   (810,548)
                                                         ============
          Weighted-average common shares outstanding       14,489,526
                                                         ============

             Transmeridian Exploration Incorporated and Subsidiaries

                                December 31, 2000

NOTE J - PRIVATE PLACEMENTS

          On December 6, 2000, the Company issued 7,500,000 shares of common stock at a price of $.10 a share in a private placement.

          On December 20, 2000, the Company issued 2,775,000 shares of common stock at a price of $1.00 a share in a secondary private placement.

NOTE K- SUBSEQUENT EVENT

          Subsequent to December 31, 2000, the Company received an additional $948,600 from the sale of 1,930,000 shares of common stock in private placements.

          Subsequent to December 31, 2000, the Company entered into an agreement to re-acquire the 4.5% working interest from a third party. The Company will issue 100,000 shares of convertible preferred stock (convertible to 1,500,000 shares of the Company's common stock), 1,000,000 warrants for the purchase of common stock at $1.00 per share and the forgiveness of approximately $50,000 of joint interest billings as consideration for the working interest. As a result of this transaction, the Company has classified the joint interest billing as a prepaid expense at December 31, 2000.

          Subsequent to December 31, 2000, the Company settled all amounts due under the Share Purchase Agreement for a payment of $385,384 and issuance of a $1,000,000 note due December 1, 2001 secured by 25% of Caspi Neft TME stock ( the license holder).

                         TRANSMERIDIAN EXPLORATION, INC.



                                    Estimated

                           Future Reserves and Income

                             Attributable to Certain

                               Leasehold Interests



                                   (SEC Case)



                                      As of

                                December 31, 2000

March 19, 2001

Transmeridian Exploration, Inc.
11811 North Freeway
Houston, Texas 77060

Gentlemen:

     At your  request,  we have  prepared an estimate  of the  reserves,  future production, and income attributable to certain leasehold interests of Transmeridian Exploration, Inc. (Transmeridian) as of December 31, 2000. The subject property is located in South Alibek Field, License Number 1557, in the Republic of Kazakhstan. The income data were estimated using the Securities and Exchange Commission (SEC) requirements for future price and cost parameters.

     The estimated reserves and future income amounts presented in this report are related to hydrocarbon prices. Hydrocarbon prices in effect at December 31, 2000 were used in the preparation of this report as required by SEC rules; however, actual future prices may vary significantly from December 31, 2000 prices. Therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

                                 SEC PARAMETERS
                     Estimated Net Reserves and Income Data
                         Certain Leasehold Interests of
                         Transmeridian Exploration, Inc.
                             As of December 31, 2000
     -----------------------------------------------------------------------

                                                    Proved
                                  ------------------------------------------
                                    Developed                       Total
                                  Non-Producing   Undeveloped      Proved
                                  ------------   ------------   ------------

     Net Remaining Reserves
       Oil/Condensate - Barrels      5,675,781     11,536,991     17,212,772
       Gas - MMCF                        1,118          2,273          3,391

     Income Data
       Future Gross Revenue       $102,164,047   $207,665,825   $309,829,872
       Deductions                   13,111,983     23,496,774     36,608,757
       Future Net Income (FNI)    $ 89,052,064   $184,169,051   $273,221,115

       Discounted FNI @ 10%       $ 38,233,968   $111,222,514   $149,456,482

     Liquid hydrocarbons are expressed in standard 42 gallon barrels. All gas volumes are sales gas expressed in millions of cubic feet (MMCF) at the official temperature and pressure base of the area in which the gas reserves are located.

     The future gross revenue is after the deduction of the normal direct costs of operating the wells, recompletion costs, and development costs. The future net income is before the deduction of Kazakhstan income tax and excess profit tax. No gas pipeline is in place nor is there a contract in place for sale of gas, therefore no income is included for the gas that will be produced. Liquid hydrocarbon reserves account for all of the total future gross revenue from proved reserves.

     The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded monthly. Future net income was discounted at four other discount rates which were also compounded monthly. These results are shown on each estimated projection of future production and income presented in a later section of this report and in summary form below.

                                          Discounted Future Net Income
                                             As of December 31, 2000
                                          ----------------------------
                    Discount Rate                    Total
                       Percent                       Proved
                    -------------                 ------------
                          8                       $165,344,947
                         12                       $136,123,567
                         15                       $119,777,802
                         20                       $ 99,366,076

     The results shown above are presented for your information and should not be construed as our estimate of fair market value.

Reserves Included in This Report

     The proved reserves included herein conform to the definition as set forth in the Securities and Exchange Commission's Regulation S-X Part 210.4-10 (a) as clarified by subsequent Commission Staff Accounting Bulletins. The definition of proved reserves are included under the tab "Reserve Definitions" in this report.

     Because of the direct relationship between volumes of proved undeveloped reserves and development plans, we include in the proved undeveloped category only reserves assigned to undeveloped locations that we have been assured will definitely be drilled.

     Transmeridian has additional interests in this concession that may contain substantial hydrocarbon potential not included herein. Transmeridian has stated that they have an active exploratory and development drilling program that may result in the discovery or reclassification of significant additional volumes.

     The various reserve status categories are defined under the tab "Reserve Definitions" in this report. The developed non-producing reserves included herein are comprised of the shut in and behind pipe categories.

Estimates of Reserves

     All reserves included in this report were estimated using volumetric methods.

     The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. Moreover, estimates of reserves may increase or decrease as a result of future operations.

Future Production Rates

     Test data and other related information were used to estimate the anticipated initial production rates for those wells or locations that are not currently producing. Future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by Transmeridian.

     Wells or locations that are not currently producing may start producing earlier or later than anticipated in our estimates of their future production rates.

Hydrocarbon Prices

     Transmeridian furnished us with hydrocarbon prices in effect at December 31, 2000 and with its forecasts of future prices which take into account SEC and Financial Accounting Standards Board (FASB) rules, current market prices, contract prices, and fixed and determinable price escalations where applicable.

     In accordance with FASB Statement No. 69, December 31, 2000 market prices were determined using the daily oil price or daily gas sales price ("spot price") adjusted for oilfield or gas gathering hub and wellhead price differences (e.g. grade, transportation, gravity, sulfur and BS&W) as appropriate. Also in accordance with SEC and FASB specifications, changes in market prices subsequent to December 31, 2000 were not considered in this report.

     For hydrocarbon products sold under contract, the contract price including fixed and determinable escalations, exclusive of inflation adjustments, was used until expiration of the contract. Upon contract expiration, the price was adjusted to the current market price for the area and held at this adjusted price to depletion of the reserves.

     The effects of derivative instruments designated as price hedges of oil and
gas  quantities   are  generally  not  reflected  in  our  individual   property
evaluations.

Costs

     Operating costs for the leases and wells in this report were supplied by Transmeridian and include only those costs directly applicable to the leases or wells. When applicable, the operating costs include a portion of general and administrative costs allocated directly to the leases and wells under terms of operating agreements. No deduction was made for indirect costs such as general administration and overhead expenses, loan repayments, interest expenses, and exploration and development prepayments that are not charged directly to the leases or wells.

     Development costs were furnished to us by Transmeridian and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. At the request of Transmeridian, their estimate of zero abandonment costs after salvage value for onshore properties was used in this report. Ryder Scott has not performed a detailed study of the abandonment costs or the salvage value and makes no warranty for Transmeridian's estimate.

     Current costs were held constant throughout the life of the properties.

General

     Table A presents a one line summary of proved reserve and income data for each of the subject properties which are ranked according to their future net income discounted at 10 percent per year. Table B presents a one line summary of gross and net reserves and income data for each of the subject properties. Table C presents a one line summary of initial basic data for each of the subject properties. Tables 1 through 13 present our estimated projection of production and income by years beginning January 1, 2001, by lease or well.

     While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may also increase or decrease from existing levels, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

     The estimates of reserves presented herein were based upon a detailed study of the properties in which Transmeridian owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices. Transmeridian has informed us that they have furnished us all of the accounts, records, geological and engineering data, and reports and other data required for this investigation. The ownership interests, prices, and other factual data furnished by Transmeridian were accepted without independent verification. The estimates presented in this report are based on data available through December 2000.

     Transmeridian has assured us of their intent and ability to proceed with the development activities included in this report, and that they are not aware of any legal, regulatory or political obstacles that would significantly alter their plans.

     Neither we nor any of our employees have any interest in the subject properties and neither the employment to make this study nor the compensation is contingent on our estimates of reserves and future income for the subject properties.

     This report was prepared for the exclusive use and sole benefit of Transmeridian Exploration, Inc. The data, work papers, and maps used in this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

                                               Very truly yours,

                                               RYDER SCOTT COMPANY, L.P.

                                               By /s/ Ben Brenum
                                                  --------------------------
                                                  Ben Brenum, Vice President

                    SELLING SHAREHOLDERS' PROSPECTUS INSERTS

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                       Subject to Completion, May 15, 2001

                     TRANSMERIDIAN EXPLORATION INCORPORATED

                             SHARES OF COMMON STOCK
                           --------------------------

     We have prepared this prospectus to allow certain of our unaffiliated shareholders to use a "shelf" registration process to sell up to 15,190,500 shares of our common stock which they have acquired or may acquire upon conversion of convertible preferred shares and exercise of warrants previously acquired by them in private placements. We will receive no proceeds from the sale of these shares, with the exception of the proceeds from the exercise of the warrants. The selling shareholders may sell shares pursuant to this prospectus commencing on a date which is 120 days from the date of this prospectus.

     Although we have paid the expense of the registration of such shares, we will not receive any of the proceeds from the sale of shares by the selling shareholders with the exception of the proceeds, if any, from the exercise of warrants.

     There is no public market for our common stock nor can we give you any assurance that such a market will in fact develop following completion of our offering. Moreover, since we do not qualify for a listing on the Nasdaq Stock Market or other national exchange following the offering, if a trading market were to develop for our common stock it would most likely be on the NASD's Over the Counter Bulletin Board market.


                              --------------------

     See "Risk Factors" beginning on page for a discussion of material issues to consider before making an investment decision regarding the purchase of our common stock.

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     The date of this prospectus is , 2001.

                                TABLE OF CONTENTS

Prospectus Summary...........................................................
Risk Factors.................................................................
Cautionary Note Regarding Forward-Looking Statements ........................
Use of Proceeds..............................................................
Dividend Policy..............................................................
Our Business and Properties..................................................
Management Discussion of Plan of Operations..................................
Directors, Executive Officers and Key Employees..............................
Executive Compensation ......................................................
Security Ownership of Certain Beneficial Owners and Management ..............
Description of Capital Stock.................................................
Anti-takeover Effects of Delaware Law and
      Amended/Restated Cert. of Incorp. & Bylaws.............................
Limitation of Liability and Indemnification Matters..........................
Transfer Agent and Registrar.................................................
Shares Eligible for Future Sale..............................................
Selling Shareholders.........................................................
Plan of Distribution ........................................................
Legal Matters................................................................
Experts......................................................................
Independent Petroleum Engineers..............................................
Where You Can Find Additional Information....................................
Glossary of Oil and Natural Gas Terms........................................
Index to Financial Statements................................................
Report of Independent Petroleum Engineers....................................

                               PROSPECTUS SUMMARY

     This summary highlights selected material information from the prospectus, but does not contain all of the information that may be important to you. We encourage you to read the entire prospectus, including "Risk Factors" and our financial statements and the related notes, before making an investment decision regarding the purchase of our common stock.

     Unless the context otherwise requires, references to "Transmeridian", "TMEI", "we", "us", and "our", refer to Transmeridian Exploration, Inc. We have provided definitions for some oil and natural gas industry terms used in the prospectus in "Glossary of Oil and Natural Gas Terms" beginning on page 41 which you may find helpful in reading this prospectus.

Transmeridian Exploration Incorporated

     We are an independent energy company established to take advantage of management's experience and business relationships developed in the region of the former Soviet Union known as the "Confederation of Independent States (CIS)" in order to acquire and accumulate proved and potential oil and natural gas reserves on a cost advantageous basis. Our focus is centered primarily in the Caspian Sea region. We have only one project available for exploration and production of hydrocarbons at this time. The project (which is referred to in this prospectus at times as the "Kazakhstan Property" or the "South Alibek Field") is located in Western Kazakhstan. While the South Alibek Field is located near pipelines and railroads, you should note that such infrastructure does not assure that we will be able to successfully exploit our resources.

Our Corporate and Field Offices

     In addition to our corporate headquarters at 11811 North Freeway, Suite 500, Houston, Texas 77060, we have a branch office in Almaty, Kazakhstan, 67 Aitike bi Street, Office 428 and a branch office in Aktube, Kazakhstan, Gaziza Zhubanova Street, 50 "A". Our Houston telephone number at our corporate headquarters is (281) 591-4777.

Our Reserves

     As at December 31, 2000 we had estimated net proved reserves of 17,212,772 barrels of oil and 3.391 MMCF ( million cubic feet) with a net present value at 10% (before taxes) of $149,456,482 as measured on December 31, 2000. Of these reserves, 5,675,781 barrels of oil and 1,118 MMCF were classified as proved developed non- producing.

Our Growth Strategy

     Our long term strategy is to expand our existing operations through an aggressive plan of development of our Kazakhstan Property to establish a continuous stream of commercial production from this property. We then will be poised to continue the growth of our assets with the acquisition of similar properties in the region.

The Offering

         Common stock offered by
         Selling Shareholders                      15,190,500 shares

         Common stock to be outstanding
         upon completion of the offering           68,326,500 shares. *

         Terms of the offering                     The selling  shareholders may
                                                   commence  offering shares for
                                                   sale in accordance  with this
                                                   prospectus 120 days following
                                                   the  effective  date  of  the
                                                   prospectus  and may  continue
                                                   to offer  for a  period  of 8
                                                   months thereafter.

         *This assumes the completion of our direct offering of 8,809,500 shares immediately prior to the commencement of the offering by the selling shareholders, but does not include 1,500,000 shares issuable upon conversion of our Convertible Series B Preferred Shares and 1,375,500 shares issuable upon exercise of outstanding warrants.

No Trading Market for Our Common Stock

     There is no trading market for our common stock and there can be no assurance that an active trading market will develop for our common stock on the over the counter market; or, if such trading market does develop, that it will be sustained. We have no arrangements or understandings with respect to a possible listing of our securities on any such securities market. The absence of such a trading market may limit the marketability and liquidity of our shares.

Use of Proceeds

     Other than the proceeds from the exercise of the warrants, none of the proceeds from the sale of the common stock offered by this prospectus will be received by us. The holders of the warrants are not obligated to exercise their warrants, and there can be no assurance that we will receive any additional proceeds. If, however, all the warrants are exercised, the gross proceeds to us would be $1,375,500. We currently intend to use the proceeds for working capital and general corporate purposes.

                                 USE OF PROCEEDS

     Other than the proceeds from the exercise of the warrants, none of the proceeds from the sale of the common stock offered by this prospectus will be received by us. The holders of the warrants are not obligated to exercise their warrants, and there can be no assurance that we will receive any additional proceeds. If, however, all the warrants are exercised, the gross proceeds to us would be $1,375,500. We currently intend to use the proceeds for working capital and general corporate purposes.

     Pending these uses, the net proceeds will be invested in short-term, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the United States.

                              SELLING SHAREHOLDERS

     This prospectus relates to the offering by the selling shareholders of shares of our common stock acquired by them in a private placement or issuable to them upon conversion of shares of our Series B Preferred Stock and/or upon exercise of warrants owned by them. All of the shares of common stock offered by this prospectus are being offered by the selling shareholders for their own accounts.

     Each selling shareholder, as a condition to our filing of this registration statement has agreed that we will only be obligated to maintain the registration statement of which this prospectus is part, effective for a period of 12 months from the effective date.

     The following table sets out the individual shareholders and their respective holdings. This table sets forth information with respect to the common stock beneficially owned by the selling shareholders as of the date of this prospectus, including shares obtainable under convertible notes and warrants exercisable within 60 days of such date. To our knowledge, each of the selling shareholders has sole voting and investment power over the shares of common stock listed in the table below. No selling shareholder has had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

                                                                                                                     Owned
                                                                                                                     after
Name                           Address                                           Shares Owned       Offered         offering
Caisse de Retraite et de       Av De La Gare 17A, Sion Switzerland                  1,000,000       1,000,000          0
Prevoyance de Personnel
Lombard Odier & Cie            11 Rue De Corraterie, Geneva Switzerland               635,000         635,000          0
OBC Gestion                    6 Avenue Hoche, Paris France                           100,000         100,000          0
Banque SCS Alliance            11 Rue De Florissant, Geneva Switzerland             1,400,000       1,400,000          0
Jens Birnbaum                  Loitzer Landstrasse 50, Greifswald,                    300,000         300,000          0
                               Mecklenberg-Vordommern, Germany
Dietrich Dettmering-Pletzsch   Birkenweg 17, Hassen, Bad Vilbel, Germany               60,000          60,000          0
Gabriele Dressler              Birkenweg 21, Hassen, Bad Vilbel, Germany               15,000          15,000          0
Jurgen Dressler                Birkenweg 21, Hassen, Bad Vilbel, Germany               30,000          30,000          0
Ralf Haslbeck                  An Der Leimenkaut 15 B, Bad Homberg,                    30,000          30,000          0
                               Hessen, Germany
Rudolf A. Henninger            Martin Luther Str 55, Bad Vilbel, Hessen,               30,000          30,000          0
                               Germany
Carl-Martin Nagel              Akazienweg 8, Bad Vilbel, Hessen, Germany            1,850,000       1,850,000          0
Hannelore Nagel                Akazienweg 8, Bad Vilbel, Hessen, Germany               45,000          45,000          0
Johann Roemer                  Habichstrasse 10, Neu Isenberg, Germany                500,000         500,000          0
Marie-Luise Roemer             Habichstrasse 10, Neu Isenberg, Germany                100,000         100,000          0
Carl Heinrich Schmitt          Postfach 2280, Schwalmstadt, Germany                    75,000          75,000          0
Nagel Schrott GMBH             Akazienweg 8, Bad Vilbel, Hessen, Germany              500,000         500,000          0
Helga Stey                     Wilhelm-Beer-Weg 13, Frankfurt/Main,                    15,000          15,000          0
                               Germany
Helmut Stey                    Wilhelm-Beer-Weg 13, Frankfurt/Main,                    30,000          30,000          0
                               Germany



                                       64

                                                                                                                       Owned
                                                                                                                       after
Name                           Address                                              Shares Owned      Offered         offering
Banque Edouard Constant        11 Cours de Rive, Geneva Switzerland                   1,000,000      1,000,000            0
New Researches Corp            10 Rue Pierr-Fatio, Geneva Switzerland                 1,000,000      1,000,000            0
Randy Pawliw                   Box 8 Site 16 RR#1 Priddis, Alberta,                   1,000,000      1,000,000            0
                               Canada
Michael R. Binnion             1580 Guinness House, 727-7th  Ave.S.W.                   500,000        500,000            0
                               Calgary, Alberta, Canada
Sonova Resources Ltd.          520 5th Ave. S.W. Suite 1900, Calgary,                   500,000        500,000            0
                               Alberta, Canada
Anker Bank                     Lintheschergasse 19, Zurich, Switzerland                 300,000        300,000            0
Lamya Abougoush                1340 Montreal Ave. S.W. Calgary, Alberta                 250,000        250,000            0
William G. Magee               424 Briar hill Ave.,Toronto, Ontario,                    250,000        250,000            0
                               Canada
Les Kish                       Box 9 Site 23 RR#8 Calgary, Alberta,                     250,000        250,000            0
                               Canada
Anthony A. Webb                48 Suncrest Drive, Toronto, Ontario,                     150,000        150,000            0
                               Canada
Stanley R. Smith               1 Palace Pier Crt, #310, Toronto,                        100,000        100,000            0
                               Ontario, Canada
Reinhold Roemer (minor)        Habichstrasse 10, Neu Isenberg, Hessen,                  250,000        250,000            0
                               Germany
Reinhold Roemer                Habichstrasse 10, Neu Isenberg, Hessen,                   50,000         50,000            0
                               Germany


     We have assumed the sale of all of the common stock offered under this prospectus will be sold. However, as the selling shareholders can offer all, some or none of their shares of common stock, no definitive estimate can be given as to the number of shares that the selling shareholders will hold after this offering.


     The selling shareholders acquired their shares in a private placements which we completed on March 20, 2001. We agreed to register the shares. This prospectus is part of the registration statement intended to satisfy that obligation. We have agreed to maintain the registration statement effective for a period of 12 months from the effective date. The registration may be terminated after 6 months if there is a conflict with the underwriting of new securities. Although we have paid the expenses of the registration of such shares, we will not receive any of the proceeds from the sale of shares by the selling shareholders. However we will receive the proceeds from the exercis, if any, of the warrants.

                              PLAN OF DISTRIBUTION

     The selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o    short sales;
     o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
     o    a combination of any such method of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of Transmeridian or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell pledged shares.

     Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, excluding the fees and disbursements of counsel to the selling shareholders. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Officers and Directors.

     The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     Our Amended and Restated Certificate of Incorporation permit and us By-laws require the to indemnify officers and directors to the fullest extent permitted by the Delaware Business Corporation Law (OBCA). The Company has also entered into agreements to indemnify its directors and executive officers to provide the maximum indemnification permitted by Delaware law. These agreements, among other provisions, provide indemnification for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in our right.

     Our By-laws permits us to indemnify our directors, officers, employees and agent to the maximum extent permitted by the OBCA. Section 317 of the OBCA provides that a corporation has the power to indemnify and hold harmless a director, officer, employer, or agent of the corporation who is or is made a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss actually and reasonably incurred by such person in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably in connection therewith.

     If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its shareholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Where any such person is successful in any such proceeding, such person is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases (unless order by a court), indemnification is made by the corporation upon determination by it that indemnification of such person is proper in the circumstances because such person has met the applicable standard or conduct.

     A  corporation  may  advance  expenses   incurred  in  defending  any  such
proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

     The indemnification rights provided in Section 317 of the OBCA are not exclusive of additional rights to indemnification for breach of duty to the corporation and its shareholders to the extent additional rights are authorized in the corporation's articles of incorporation and are not exclusive of any other rights to indemnification under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, with as to action in his or her office and as to action in another capacity which holding such office.

ITEM 25. Other Expenses of Issuance and Distribution.

     The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee                     $ 15,000
Accounting Fees and Expenses                                              35,000
Transfer Agents Fees                                                       5,000
Printing Costs                                                             5,000
Filing Related Fees                                                        5,000
Legal Fees and Expenses                                                   60,000
Miscellaneous Fees                                                        25,000
TOTAL                                                                   $150,000

ITEM 26. Recent Sales of Unregistered Securities.

     Set forth in chronological order is information regarding shares of common stock issued from April 18, 2000 to the date of this prospectus. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act of 1933 (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

Title of Class      Number of Shares    Price per Share      Consideration      Commission               Date
    Common                41,300,000            $0.0006            $24,780             Nil (1)          Sep-00
    Common                 5,632,000            $0.1551           $873,427             Nil (2)          Oct-00
    Common                   270,000            $0.3981           $107,500             Nil (3)          Nov-00
    Common                 8,560,000            $0.1000           $856,000         $85,600 (4)     Dec-00-March-01
    Common                 3,775,000            $1.0000         $3,775,000        $377,500(5,6)    Dec-00-March-01

(1) Founders Shares (10 parties) issued on the basis of exemption from registration by Section 4 (2)
(2) Shares exchanged for services to Consultants and Service Providers (10 parties) issued on the basis of exemption from registration offered by Section 4
(2)
(3) Shares sold to Family and Friends (7 parties) issued on the basis of exemption from registration by Section 4 (2)
(4) Shares sold to one party under  Section 4(2) and Rules 504/506 of Regulation
D
(5) Shares sold to 18 non US persons, all of whom were accredited, as defined in Regulation D, in reliance on the exemption from registration afforded by Regulations D and S.
(6) Commission paid in connection with the offshore placement and includes 10% of sales in warrants for common stock permitting the holders to acquire 3,755,000 shares at a price of $1.00 per share.


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

ITEM 27. Exhibits and Financial Statement Schedules.

(A) EXHIBITS

     The following Exhibits are either attached hereto incorporated herein by reference or will be filed by amendment:

EXHIBIT   DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER

3.1(a)    Articles of Incorporation

3.1(b)    Certificate of Amendment to the Articles of Incorporation

3.2       Bylaws

5.1       Opinion of Sierchio & Company, LLP.

10.1      License 1557

10.2      Exploration Contract

10.3      SPA (Agreement for the Purchase and Sale of Shares)

10.4      Amendment No.1 for the SPA

10.5      Amendment No.2 for the SPA

10.6      Amendment No.3 for the SPA

23.1      Consent of Sierchio & Company, LLP.

23.2      Consent of Grant Thornton, LLP.

23.3      Consent of Ryder Scott  Company, L.P.

24.1      Power of Attorney [Included on Signature Page}

(B) FINANCIAL STATEMENT SCHEDULES

          Financial Statement Schedules omitted because the information is included in the Financial Statements and Notes thereto.


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

ITEM 28. Undertakings.

     A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities and Exchange of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the following persons in the capacities and on the 5th Day of May, 2001

Transmeridian Exploration, Inc.
By: /s/ Lorrie T. Olivier
------------------------
Lorrie T. Olivier, President, Chief Executive Officer and Director

by: /s/ Roger Brittain
Roger Brittain                  Director

by: /s/ Peter Holstein
Peter Holstein                  Director

by: /s/ Angus Simpson
Angus Simpson                   Director

by: /s/ Phillip McCauley
Phillip McCauley                Director

by: /s/ Jim Tucker              Vice President Finance
Jim Tucker

by: /s/ Bruce Falkenstein       Assistant Secretary
Bruce Falkenstein

     Each person whose signature  appears below  constitutes and appoints Lorrie
T. Olivier his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Roger Brittain: /s/ Roger Brittain           May 13, 2001

Georges Benarroch: /s/ Georges Benarroch     May 11, 2001

Peter Holstein: /s/ Peter Holstein           May 5, 2001

Phillip McCauley: /s/ Phillip McCauley       May 5, 2001

Angus Simpson: /s/ Angus Simpson             May 5, 2001


                                       73